                                                                     Exhibit 2.1




================================================================================



                      IMPLEMENTATION AND MERGER AGREEMENT

                                    by and
                                     among

                           Allianz of America, Inc.,

                         Pacific Asset Management LLC,

                             PIMCO Advisors L.P.,

                         PIMCO Advisors Holdings L.P.,

                              PIMCO Partners LLC,

                              PIMCO Holding LLC,

                             PIMCO Partners G.P.,

                             and the Other Parties
                                 Named Herein



                         Dated as of October 31, 1999


================================================================================

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
RECITALS...................................................................    1
A.     The Parties.........................................................    1
B.     The Transactions....................................................    2
C.     PIMCO MD Agreement..................................................    3
D.     Agreement of Merger.................................................    3

                                   ARTICLE I

                              Certain Definitions

1.01   Certain Definitions.................................................    3
1.02   Terms Generally.....................................................   20

                                   ARTICLE II

                                The Transactions

2.01   The Holdings LP Merger..............................................   20
2.02   The Acquisitions, Distributions and Contributions...................   24
2.03   The Advisors LP Merger..............................................   25
2.04   Treatment of Other Equity Interests.................................   27
2.05   Closing.............................................................   28
2.06   Organization of AZOA Subsidiaries...................................   28

                                  ARTICLE III

                         Representations and Warranties

3.01   Disclosure Schedules................................................   29
3.02   Standards...........................................................   29
3.03   Representations and Warranties of the Sellers.......................   30
3.04   Representations and Warranties of AZOA..............................   58

                                   ARTICLE IV

                                   Covenants

4.01   Conduct Prior to Closing............................................   61


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                                                                            ----
4.02   Acquisition Proposals...............................................   63
4.03   Retention and Bonus Programs........................................   64
4.04   Filings, Other Actions; Notification................................   64
4.05   Investment Company Matters..........................................   66
4.06   Advisory Agreements.................................................   67
4.07   Taxation............................................................   67
4.08   Access; Information.................................................   68
4.09   Publicity...........................................................   69
4.10   Effect of Investigations............................................   69
4.11   Takeover Statutes...................................................   69
4.12   Reasonable Best Efforts.............................................   70
4.13   Other Agreements....................................................   70
4.14   Organization of PacPartners.........................................   71
4.15   Disposition of Subsidiaries.........................................   71
4.16   Restructurings......................................................   71
4.17   Expenses............................................................   71
4.18   Subsidiary Action...................................................   71
4.19   Holdings LP Unitholder Approval.....................................   72
4.20   Proxy Statement.....................................................   72
4.21   Indemnification; Directors' and Officers' Insurance.................   73
4.22   Further Assurances..................................................   73

                                   ARTICLE V

                                   Conditions

5.01   Conditions to Each Party's Obligation to Effect the Transactions....   74
5.02   Conditions to Obligations of AZOA...................................   74
5.03   Conditions to Obligations of the Sellers............................   78

                                   ARTICLE VI

                                  Termination

6.01   Termination by Mutual Consent.......................................   78
6.02   Termination by Either AZOA or the Sellers...........................   78
6.03   Termination by AZOA.................................................   79
6.04   Termination by the Sellers..........................................   79
6.05   Effect of Termination and Abandonment...............................   80
6.06   Termination Fee.....................................................   80

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                                                                            ----
                                  ARTICLE VII

                           Miscellaneous and General

7.01   Survival............................................................   81
7.02   Waiver; Amendment...................................................   82
7.03   Governing Law and Venue; Waiver of Jury Trial.......................   82
7.04   Notices.............................................................   82
7.05   Entire Understanding; No Third Party Beneficiaries..................   84
7.06   Obligations of AZOA.................................................   84
7.07   Transfer Taxes......................................................   85
7.08   Interpretation......................................................   85
7.09   Assignment..........................................................   85
7.10   Counterparts........................................................   85

                                    ANNEXES

Annex A     Acquisitions, Distributions and Contributions
Annex B     Disclosure Document List:  Financial Information and Assets Under
            Management
Annex C     Actions (Taxation)



                                    EXHIBITS

Exhibit A   Form of Amendment to Unit Incentive Plan
Exhibit B   Form of Allianz Guarantee
Exhibit C   Form of New Advisors LP Partnership Agreement
Exhibit D   Form of Supplement
Exhibit E   Terms of PIMCO Non-Qualified Profit Sharing Plan
Exhibit F   Terms of PIMCO Advisors LP Transition and Retention Plan
Exhibit G   Terms of PIMCO Advisors LP Retention Plan for Executives of Pacific
            Investment Management Company
Exhibit H   Terms of PIMCO Class B Unit Purchase Plan
Exhibit I   Form of Kenneth Poovey Employment Agreement
Exhibit J   Form of Other Advisors LP Executive Employment Agreements
Exhibit K   Terms of New Class B Units

Exhibit L   Form of Continuing Investment Agreement
Exhibit M   Form of Indemnification Agreement
Exhibit N   Form of PIMCO LLC Agreement
Exhibit O   Terms of Written Consent of Advisors LP
Exhibit P   Form of Employment Agreement
Exhibit Q   Form of Amendment to Unit Option Agreements
Exhibit R   Form of Opinion of Latham & Watkins

     This IMPLEMENTATION AND MERGER AGREEMENT, dated as of October 31, 1999 (this "Agreement"), by and among Allianz of America, Inc., a corporation
       ---------
organized under the laws of Delaware, Pacific Asset Management LLC, a limited liability company organized under the laws of Delaware, PIMCO Advisors L.P., a limited partnership organized under the laws of Delaware, PIMCO Advisors Holdings L.P., a limited partnership organized under the laws of Delaware, PIMCO Partners G.P., a general partnership organized under the laws of California, PIMCO Partners LLC, a limited liability company organized under the laws of California, PIMCO Holding LLC, a limited liability company organized under the laws of Delaware, and all of the other parties listed in Recital A hereof (each, a "Party" and collectively, the "Parties").
   -----                         -------

                                   RECITALS

      A.  The Parties.  The Parties to this Agreement are as follows:
          -----------

          Advisors LP Merger Sub LLC is a limited liability company to be organized under the laws of Delaware and is referred to herein as "Advisors
                                                                        --------
     LP Merger Sub".
     -------------

          Allianz Asset Management Incorporated is a corporation organized under the laws of Delaware, is the sole member of Allianz GP Sub and is referred to herein as "Allianz Asset Management."
                   ------------------------

          Allianz GP Sub LLC is a limited liability company to be organized under the laws of Delaware, is the sole member of Advisors LP Merger Sub and Holdings LP General Partner is the sole limited partner of Holdings LP Merger Sub and is referred to herein as "Allianz GP Sub".
                                              --------------

          Allianz of America, Inc. is a corporation organized under the laws of Delaware, is the sole stockholder of Allianz Asset Management and is referred to herein as "AZOA".
                            ----

          Holdings LP General Partner LLC is a limited liability company to be organized under the laws of Delaware, is the sole general partner of Holdings LP Merger Sub and is referred to herein as "Holdings LP General
                                                          -------------------
     Partner."
     -------

          Holdings LP Merger Sub L.P. is a limited partnership to be organized under the laws of Delaware and is referred to herein as "Holdings LP Merger
                                                              ------------------
     Sub".
     ---

          Pacific-Allianz Partners LLC is a limited liability company to be organized under the laws of Delaware and is referred to herein as "PacPartners LLC".
      ---------------

          Pacific Asset Management LLC is a limited liability company organized under the laws of Delaware, is the managing and sole member of Holding LLC, a limited partner of Advisors LP and the managing member of each of NFJ LLC, PPA LLC and CCM LLC, and will be at the Closing the sole stockholder of PacFin, and is referred to herein as "PacMan".
                                              ------

          Pacific Investment Management Company is a general partnership organized under the laws of Delaware and is a wholly-owned Subsidiary of Advisors LP and is referred to herein as "PIMCO".
                                               -----

          PIMCO Advisors Holdings L.P. is a limited partnership organized under the laws of Delaware, is a general partner of Advisors LP and is referred to herein as "Holdings LP".
                   -----------

          PIMCO Advisors L.P. is a limited partnership organized under the laws of Delaware, is a general partner of PIMCO and is referred to herein as "Advisors LP".
      -----------

          PIMCO Holding LLC is a limited liability company organized under the laws of Delaware, is a general partner of Partners GP and is referred to herein as "Holding LLC".
                -----------

          PIMCO Partners G.P. is a general partnership organized under the laws of California, is a general partner and a limited partner of Advisors LP and the sole general partner of Holdings LP and is referred to herein as "Partners GP".
      -----------

          PIMCO Partners LLC is a limited liability company organized under the laws of California, is the managing general partner of Partners GP and a limited partner of Advisors LP and is referred to herein as "Partners LLC".
                                                                  ------------

     B.   The Transactions.  The Parties desire and intend to engage in a series
          ----------------
of transactions, which will include (i) a merger of Holdings LP Merger Sub with and into Holdings LP, (ii) a merger of Advisors LP Merger Sub with and into Advisors LP and (ii) certain other related transactions as more fully set forth in Annex A, all on the terms and conditions set forth herein.

     C.   PIMCO MD Agreement.  As a condition to and in furtherance of the
          ------------------
Transactions, each of the PIMCO MDs who is an ETA Holder has entered into the PIMCO MD Agreement concurrently with the execution of this Agreement.

     D.   Agreement of Merger.  This Agreement constitutes an agreement of
          -------------------
merger within the meaning of Section 17-211 of the DE Partnership Law with respect to each of the Holdings LP Merger and the Advisors LP Merger and within the meaning of Section 18-209 of DE LLC Law with respect to the Advisors LP Merger.

     NOW, THEREFORE, in consideration of the premises, and of the covenants, representations, warranties and agreements contained herein and in the other Transaction Documents, the Parties agree as follows:


                                   ARTICLE I

                              Certain Definitions

     1.01 Certain Definitions.  The following terms are used in this Agreement
          -------------------
with the meanings set forth below:

          "1994 Profit Sharing Plan" means the 1994 Non-Qualified Profit Sharing
           ------------------------
     Plan, effective November 16, 1994, adopted by PIMCO.

          "1998 Unit Incentive Plan" means the 1998 Unit Incentive Plan,
           ------------------------
     effective January 1, 1998, adopted by Holdings LP and Advisors LP.

          "12b-1 Plan" has the meaning set forth in Section 3.03(aa).
           ----------

          "Acquired Entities" has the meaning set forth in Section 4.07(a).
           -----------------

          "Acquisition Proposal" has the meaning set forth in Section 4.02.
           --------------------

          "Acquisitions, Distributions and Contributions" means, collectively,
           ---------------------------------------------
     the transactions contemplated by Annex A.

          "Adjusted Assets Under Management" has the meaning set forth in
           --------------------------------
     Section 2.01(d).

          "Advisors GP Units" means the general partner units of Advisors LP.
           -----------------

          "Advisors LP" has the meaning set forth in Recital A.
           -----------

          "Advisors LP Certificate of Merger" has the meaning set forth in
           ---------------------------------
     Section 2.03(b).

          "Advisors LP Excluded Unit" has the meaning set forth in Section
           -------------------------
     2.03(d).

          "Advisors LP Merger" has the meaning set forth in Section 2.03(a).
           ------------------

          "Advisors LP Merger Sub" has the meaning set forth in Recital A.
           ----------------------

          "Advisors LP Surviving Partnership" has the meaning set forth in
           ---------------------------------
     Section 2.03(a).

          "Advisors LP Units" means, collectively, the Class A Units, the Class
           -----------------
     C Units and the Class D Units.

          "Advisory Agreement" means, with respect to any Person, each Contract
           ------------------
     relating to its rendering of investment management, investment advisory, management, administration or any other services to a Client, including any sub-advisory or similar agreement.

          "Affiliate" means, with respect to any specified Person, any other
           ---------
     Person directly or indirectly controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the
      -------
     possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Equity Interests, by Contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings to the foregoing.
      -----------       ----------
     For purposes of the definition of "control", a general partner or managing
                                        -------
     member of a Person shall always be considered to control such Person.

          "Allianz" means Allianz AG, a German Aktiengesellschaft, the
           -------
     controlling shareholder of AZOA.

          "Allianz Asset Management" has the meaning set forth in Recital A.
           ------------------------

          "Allianz GP Sub" has the meaning set forth in Recital A.
           --------------

          "Allianz Guarantee" means the Guarantee entered into by AZOA and
           -----------------
     Allianz, substantially in the form attached hereto as Exhibit B.

          "Allianz Representatives" has the meaning set forth in Section
           -----------------------
     4.08(a).

          "Allianz Share Recipients" means William H. Gross, John L. Hague,
           ------------------------
     Brent R. Harris, James F. Muzzy, William C. Powers and William S. Thompson.

          "Allianz Shares" has the meaning specified in Annex A.
           --------------

          "Amendment to Unit Incentive Plan" means the Second Amendment to the
           --------------------------------
     1998 Unit Incentive Plan, substantially in the form attached hereto as Exhibit A, unless otherwise agreed by Advisors LP, Holdings LP and AZOA.

          "Applicable Law" means any domestic or foreign federal or state
           --------------
     statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement (including those of any Self-Regulatory Organization) applicable to any of the Parties or any of each of their respective Subsidiaries, properties or assets, as the case may be.

          "Audit Date" has the meaning set forth in Section 3.03(i).
           ----------

          "Authority" means any Governmental Authority or Self-Regulatory
           ---------
     Organization.

          "AZOA" has the meaning set forth in Recital A.
           ----

          "AZOA Unvested Deferred Payment Note" has the meaning set forth in
           -----------------------------------
     Section 2.04(b).

          "Bankruptcy and Equity Exception" has the meaning set forth in Section
           -------------------------------
     3.03(b).

          "Cadence Capital Management" means Cadence Capital Management, a
           --------------------------
     general partnership organized under the laws of Delaware.

          "Cadence LP" means Cadence Partners L.P., a limited partnership
           ----------
     organized under the laws of California.

          "Cadence Management" means Cadence Capital Management Inc., a
           ------------------
     corporation organized under the laws of Delaware and a wholly-owned subsidiary of Advisors LP.

          "California Uniform Partnership Act" means the Uniform Partnership Act
           ----------------------------------
     of the State of California.

          "CCM LLC" means CCM LLC, a limited liability company organized under
           -------
     the laws of Delaware, the sole general partner of Cadence LP and a limited partner of Advisors LP.

          "Class A Units" means the Class A limited partner units of Advisors
           -------------
     LP.

          "Class C Units" means the Class C limited partner units of Advisors
           -------------
     LP.

          "Class D Units" means the Class D limited partner units of Advisors
           -------------
     LP.

          "Client" means, with respect to any Person, each Investment Company
           ------
     and each other Person for which such Person or any of its Subsidiaries is a Service Provider.

          "Client Contracts" has the meaning set forth in Section 3.03(aa).
           ----------------

          "Closing" has the meaning set forth in Section 2.05.
           -------

          "Closing Date" has the meaning set forth in Section 2.05.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Columbus Circle Trust Company" means Columbus Circle Trust Company, a
           -----------------------------
     Connecticut state-chartered trust company.

          "Compensation and Benefit Plan" means, with respect to any Person, any
           -----------------------------
     and all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock appreciation rights, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, including but not limited to "employee benefit plans" within the meaning of Section 3(3) of ERISA, and employment or severance agreements and all similar practices, policies and arrangements in which any employee, former employee, consultant, former consultant, director or former director, member or former member, stockholder or former stockholder, partner or former partner, of such Person or any of its Subsidiaries participates or to which any such employees, former employees, consultants, former consultants, directors, former directors, members, former members, stockholders, former stockholders, partners or former partners are parties or beneficiaries.

          "Compensation Deferral Account" has the meaning set forth in the
           -----------------------------
     Deferred Compensation Plan.

          "Consents" has the meaning set forth in Section 5.01(a).
           --------

          "Constituent Documents" means, with respect to any corporation, its
           ---------------------
     charter and by-laws; with respect to any partnership, its certificate of partnership and partnership agreement; with respect to any limited liability company, its certificate of formation and limited liability company or operating agreement; with respect to any trust, its declaration or agreement of trust; and with respect to each other Person, its comparable constitutional instruments or documents; together in each case, with all material consents and other instruments delegating authority pursuant to such Constituent Documents.

          "Continuing Investment Agreement" has the meaning set forth in Section
           -------------------------------
     4.13(b).

          "Contract" means, with respect to any Person, any agreement,
           --------
     indenture, undertaking, debt instrument, contract, guarantee, loan, note, mortgage, arrangement, license, lease or other commitment, whether oral or written, to which such Person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their assets or properties is subject.

          "Controlled Affiliate" has the meaning set forth in Section 3.03(f).
           --------------------

          "D&O Insurance" has the meaning set forth in Section 4.21(b).
           -------------

          "DE LLC Law" means the Delaware Limited Liability Company Act, 6 Del.
           ----------                                                      ----
     C. (S) 18-101, et seq., as amended from time to time.
     --             -- ---

          "DE Partnership Law" means the Delaware Revised Uniform Limited
           ------------------
     Partnership Act, 6 Del. C. (S) 17-101, et seq., as amended from time to
                        -------             -- ---
     time.

          "Deferred Compensation Plan" means the Executive Deferred Compensation
           --------------------------
     Plan of Holdings LP and Advisors LP, effective as of December 1, 1996, and amended and restated as of January 1, 1998, adopted by Advisors LP.

          "Deferred Compensation Unit" means, at any time of determination, any
           --------------------------
     Class A Unit held by the Trustee under the Deferred Compensation Plan and credited to a Participant's Compensation Deferral Account with respect to which such Participant has not forfeited and otherwise retains his or her interest at such time.

          "Deferred Restricted Unit" means, at any time of determination, any
           ------------------------
     Class A Unit held by the Trustee under the Deferred Compensation Plan and credited to a Participant's Unit Award Deferral Account with respect to which such Participant has not forfeited and otherwise retains his or her interest at such time.

          "Deferred Restricted Unit Agreement" means each Deferred Restricted
           ----------------------------------
     Unit Agreement entered into pursuant to the terms of the 1998 Unit Incentive Plan.

          "Deferred Unit" means a Deferred Unit Award within the meaning of the
           -------------
     1998 Unit Incentive Plan.

          "Derivative Contract" means any exchange-traded, over-the-counter or
           -------------------
     other swap, cap, floor, collar, option agreement, futures or forward contract and each other similar arrangement or Contract.

          "Determination Date" has the meaning set forth in Section 2.01(d).
           ------------------

          "Disclosure Schedule" has the meaning set forth in Section 3.01.
           -------------------

          "Effective Time" has the meaning set forth in Section 2.03(b).
           --------------

          "Employment Agreement" has the meaning set forth in Section 5.02(e).
           --------------------

          "Encumbrance" means any lien, encumbrance, mortgage, restriction,
           -----------
     pledge, security interest, right of first refusal, claim or other encumbrance.

          "Environmental Law" means any federal, state, local or foreign
           -----------------
     statute, law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to (a) the protection, investigation or restoration of the environment, health, safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (c) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

          "Equity Interest" means, with respect to any Person, any share of
           ---------------
     capital stock of, general, limited or other partnership interest, membership interest or similar ownership interest under the laws of a jurisdiction outside the United States, in such Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended.

          "ETA" means each of those certain employment termination and non-
           ---
     competition agreements Previously Disclosed.

          "ETA Amendment" has the meaning set forth in Section 4.13(a).
           -------------

          "ETA Holder" means any natural person who is a party to an ETA as
           ----------
     Previously Disclosed.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
     and the rules and regulations promulgated thereunder.

          "Excluded Holdings LP Unit" has the meaning set forth in Section 2.04.
           -------------------------

          "Federal Reserve" means the Board of Governors of the Federal Reserve
           ---------------
     System.

          "Fee Triggering Event" has the meaning set forth in Section 6.06(b).
           --------------------

          "GAAP" means generally accepted accounting principles in the United
           ----
     States of America as in effect at the time any applicable financial statements were prepared.

          "Governmental Authority" means any United States or foreign
           ----------------------
     government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC, the securities commission or other authority of any state or foreign jurisdiction, the Federal Reserve or any other government authority, agency, department, board, commission or instrumentality of any such government, state or political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental organization, agency or authority.

          "Hazardous Substance" means any substance that is (a) listed,
           -------------------
     classified or regulated pursuant to any Environmental Law; (b) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; and (c) any other substance which may be the subject of regulatory action by any Government Authority in connection with any Environmental Law.

          "Holding LLC" has the meaning set forth in Recital A.
           -----------

          "Holding LLC ETA" means each ETA to which Holding LLC is a party.
           ---------------

          "Holdings LP" has the meaning set forth in Recital A.
           -----------

          "Holdings LP Certificate of Merger" has the meaning set forth in
           ---------------------------------
     Section 2.01(b).

          "Holdings LP Effective Time" has the meaning set forth in Section
           --------------------------
     2.01(d)(i).

          "Holdings LP General Partner" has the meaning set forth in Recital A.
           ---------------------------

          "Holdings LP GP Units" has the meaning set forth in Section 2.01(d).
           --------------------

          "Holdings LP Merger" has the meaning set forth in Section 2.01(a).
           ------------------

          "Holdings LP Merger Sub" has the meaning set forth in Recital A.
           ----------------------

          "Holdings LP Partnership Agreement" means the Amended and Restated
           ---------------------------------
     Agreement of Limited Partnership of PIMCO Advisors Holdings L.P., dated June 30, 1998.

          "Holdings LP Surviving Partnership" has the meaning set forth in
           ---------------------------------
     Section 2.01(a).

          "Holdings LP Unit" has the meaning set forth in Section 2.01(d).
           ----------------

          "Holdings LP Unitholders" has the meaning set forth in Section
           -----------------------
     2.01(a).

          "Holdings LP Unitholders Meeting" has the meaning set forth in Section
           -------------------------------
     4.19.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
     1976, as amended.

          "Indemnification Agreement" has the meaning set forth in Section
           -------------------------
     4.13(d).

          "Insurance Policies" has the meaning set forth in Section 3.03(y).
           ------------------

          "Intellectual Property" means (a) all trademarks, service marks, logos
           ---------------------
     and trade names together with all adaptations, derivations, and combinations thereof, and any applications, registrations, and renewals in connection therewith, (b) all copyrights, and all applications, registrations, and renewals in connection therewith; in each case, in whatever form or medium.

          "Intellectual Property Rights" has the meaning set forth in Section
           ----------------------------
     3.03(w).

          "Investment Advisers Act" means the Investment Advisers Act of 1940,
           -----------------------
     as amended, and the rules and regulations promulgated thereunder.

          "Investment Company" means an investment company, as such term is
           ------------------
     defined in the Investment Company Act (including any entity that, although an investment company, is exempt from registration as an investment company under such Act). When used herein without such a reference to a specified Person, "Investment Company" refers to any Investment Company for which Advisors LP or any Subsidiary of Advisors LP acts as a Service Provider.

          "Investment Company Act" means the Investment Company Act of 1940, as
           ----------------------
     amended, and the rules and regulations promulgated thereunder.

          "Investment Company Advisory Agreement" means any Advisory Agreement
           -------------------------------------
     to which an Investment Company is a party.

          "Investment Company Board" or "Board" means the board of directors or
           ------------------------      -----
     trustees (or Persons performing similar functions) of an Investment
     Company.

          "IRS" means the Internal Revenue Service, and any successor thereto.
           ---

          "Key Contracts" means, with respect to any Person, the following
           -------------
     Contracts of such Person or any Subsidiary, division or business of such
     Person:

               (A) any partnership, joint venture or other similar Contract other than that of a Non-Registered Investment Company;

               (B) any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets, outsourcing or otherwise) of or by such Person since November 15, 1994;

               (C) any indenture, mortgage, promissory note, loan, guarantee or other Contract for the borrowing of money or the deferred purchase price of property in excess of $10,000,000 (in either case, whether incurred, assumed, guaranteed or secured by any asset);

               (D) any Contract that creates future payment or purchase obligations of such Person for either (x) annual payments of $1,000,000 or more or (y) future aggregate payment obligations in excess of $5,000,000;

               (E) any Contract which constitutes a repurchase agreement, reverse repurchase agreement, swap, hedge or Derivative Contract of any type with respect to which such Person acts as a principal;

               (F) any Contract with any former or current general partner, managing member or managing director of such Person or any executive officer or director of Advisors LP or Holdings LP or any holder of five percent (5%) or more of the Equity Interests in such Person or, with respect to any Seller, with any Person in which, to the knowledge of such Seller, any of the foregoing Persons holds a controlling interest;

               (G) any Contract establishing or evidencing a Profit Interest in such Person;

               (H) any license, franchise or similar Contract material to its business and operations or any agreement relating to any Intellectual Property that is material to its assets or business; and

               (I) any Contract that limits the freedom of such Person or any of its Affiliates to compete in any line of business or with any Person or which involve any restriction of geographical area in which, or method by which it may carry on its business or that would so limit their freedom after the Closing Date;

excluding, in each case, (I) any agreement made with respect to Sponsored
---------
Investment Companies in the retail division of PIMCO in the ordinary course of business, (II) any Contract between Advisors LP and its Subsidiaries or among such Subsidiaries which evidence inter-company debt, advances or transfers,
(III) any arrangement by which commission or trail payments are made, (IV) Compensation and Benefit Plans and (V) with respect to the Contracts listed in clauses (A) through (H) only, any Constituent Documents and Advisory Agreements.

          "knowledge" means, with respect to any Person or its Subsidiaries, the
           ---------
     actual knowledge of its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Investment Officer or Chief Legal Officer (as applicable), after, in the case of any Seller, conduct by such Person of reasonable due inquiry of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer,

     Chief Investment Officer and Chief Legal Officer (as applicable) of each of its Subsidiaries.

          "Lease Agreements" has the meaning set forth in Section 3.03(m).
           ----------------

          "Long-Term Credit Agreement" means the Long-Term Credit Agreement,
           --------------------------
     dated as of May 12, 1998, among Advisors LP, NationsBank N.A., Deutsche Bank AG, New York Branch, Union Bank of California, N.A., Citibank, N.A. and the Banks as such term is defined therein.

          "Material Adverse Effect" means, with respect to any Person, any
           -----------------------
     effect that is material and adverse to the financial condition, assets, properties, management, business or results of operations of Holdings LP and its Subsidiaries taken as a whole or, with respect to AZOA, of AZOA and its Subsidiaries, taken as a whole; provided, that (i) any such effect
                                         --------
     which results from changes in securities markets shall be disregarded, and
     (ii) any such effect which includes a reduction in the Revenue Run-Rate shall be disregarded to the extent of such reduction as of the time of determination.

          "MD Representatives" means the members of the executive committee of
           ------------------
     PIMCO.

          "Merger Sub Class A Units" means the Class A limited partner units of
           ------------------------
     Advisors LP Merger Sub issued to Allianz GP Sub pursuant to Section
     2.03(d).

          "Merger Sub Class E Units" means the Class E limited partner units of
           ------------------------
     Advisors LP Merger Sub issued to PacMan pursuant to Section 2.03(d).

          "Merger Sub GP Unit" has the meaning set forth in Section 2.03(d).
           ------------------

          "NASD" means the National Association of Securities Dealers, Inc., and
           ----
     any successor thereto.

          "New Advisors LP Partnership Agreement" has the meaning set forth in
           -------------------------------------
     Section 2.03(c).

          "New Class A Units" has the meaning set forth in Section 2.03(d).
           -----------------

          "New Class B Units" has the meaning set forth in Section 2.03(d).
           -----------------

          "New Class E Units" has the meaning set forth in Section 2.03(d).
           -----------------

          "NFJ Investment Group" means NFJ Investment Group, a general
          ---------------------
     partnership organized under the laws of Delaware.

          "NFJ LLC" means NFJ LLC, a limited liability company organized under
           -------
     the laws of Delaware, the sole general partner of NFJ LP and a limited partner of Advisors LP.

          "NFJ LP" means NFJ Partners L.P., a limited partnership organized
           ------
     under the laws of California and a limited partner of Advisors LP.

          "NFJ Management" means NFJ Management Inc., a corporation organized
           --------------
     under the laws of Delaware and a wholly-owned subsidiary of Advisors LP.

          "Non-Registered Investment Company" means an Investment Company that
           ---------------------------------
     is not registered under the Investment Company Act.

          "Oppenheimer Capital" means Oppenheimer Capital, a general partnership
           -------------------
     organized under the laws of Delaware.

          "Option Modification Agreement" has the meaning set forth in Section
           -----------------------------
     5.02(h).

          "Order" has the meaning set forth in Section 5.01(c).
           -----

          "Owned Real Property" has the meaning set forth in Section 3.03(m).
           -------------------

          "PacFin" means Pacific Financial Products, Inc., a corporation
           ------
     organized under the laws of Delaware, a wholly-owned subsidiary of PacMan and a limited partner of Advisors LP.

          "PacLife" means Pacific Life Insurance Company, a stock life insurance
           -------
     company organized under the laws of California and the sole member of PacMan.

          "PacMan" has the meaning set forth in Recital A.
           ------

          "PacPartners LLC" has the meaning set forth in Recital A.
           ---------------

          "PacPartners LLC Agreement" has the meaning set forth in Section 4.14.
           -------------------------

          "PacPartners LLC Class A Units" means the Class A Units of PacPartners
           -----------------------------
     LLC.

          "PacPartners LLC Class B Units" means the Class B Units of PacPartners
           -----------------------------
     LLC.

          "Parametric LP" means Parametric Partners L.P., a limited partnership
           -------------
     organized under the laws of California and a limited partner of Advisors
     L.P.

          "Parametric Management" means Parametric Management Inc., a
           ---------------------
     corporation organized under the laws of Delaware and a wholly-owned subsidiary of Advisors LP.

          "Parametric Portfolio Associates" means Parametric Portfolio
           -------------------------------
     Associates, a general partnership organized under the laws of Delaware.

          "Participant" means any Person who is a "Participant" in the Deferred
           -----------
     Compensation Plan within the meaning of the Deferred Compensation Plan.

          "Partners GP" has the meaning set forth in Recital A.
           -----------

          "Partners LLC" has the meaning set forth in Recital A.
           ------------

          "Paying Agent" has the meaning set forth in Section 2.01(f).
           ------------

          "Pension Plan" means an "employee pension benefit plan" within the
           ------------
     meaning of Section 3(2) of ERISA.

          "Person" means any individual, bank, corporation, company, partnership
           ------
     (limited or general), limited liability company, association, joint venture, trust, stock insurance company, unincorporated organization or other entity or similar contractual arrangement or relationship.

          "PIMCO" has the meaning set forth in Recital A.
           -----

          "PIMCO Class B Unit Purchase Plan" has the meaning set forth in
           --------------------------------
     Section 4.03.

          "PIMCO Equity Advisors" means PIMCO Equity Advisors, a division of
           ---------------------
     Advisors LP.

          "PIMCO LLC Agreement" has the meaning set forth in Section 4.13(d).
           -------------------

          "PIMCO Management" means PIMCO Management Inc., a corporation formed
           ----------------
     under the laws of Delaware and a wholly-owned subsidiary of Advisors LP.

          "PIMCO MD" means each of William R. Benz, Robert Wesley Burns, Chris
           --------
     P. Dialynas, William H. Gross, John L. Hague, Brent R. Harris, Margaret E. Isberg, Dean S. Meiling, James F. Muzzy, William F. Podlich, III, William
     C. Powers, Lee R. Thomas, William S. Thompson and Benjamin L. Trosky.

          "PIMCO MD Agreement" means the Managing Director Agreement entered
           ------------------
     into as of the date hereof among all of the PIMCO MDs who are ETA Holders, Allianz Asset Management, Advisors LP, PIMCO and AZOA.

          "PIMCO Non-Qualified Profit Sharing Plan" has the meaning set forth in
           ---------------------------------------
     Section 4.03.

          "PIMCO Trust Company" means PIMCO Trust Company, a trust company
           -------------------
     formed under the laws of New York.

          "PIMCO Written Consent" has the meaning set forth in Section 4.13.
           ---------------------

          "PPA LLC" means PPA LLC, a limited liability company organized under
           -------
     the laws of Delaware, is the sole general partner of Parametric LP.

          "PPGP Note Agreement" means the Amended and Restated Note Agreement,
           -------------------
     dated as of September 26, 1997, between Partners GP and each of the Noteholders as such term is defined therein, as amended as of October 31, 1997.

          "Previously Disclosed" by a Party or Parties means information set
           --------------------
     forth in its or their Disclosure Schedule.

          "Profit Interest" means, with respect to any Person, any right
           ---------------
     (whether represented by a security or other instrument or Contract) directly or indirectly to participate in the revenues, profits or losses, realized or unrealized gains or liquidation value of, such Person or any Subsidiary, division or business of such Person, but excluding, in each
                                                      --- ---------
     case, any Contract for trail payments, commissions, or fee-based compensation entered into in the ordinary course of business of such Person or any Subsidiary, division or business of such Person and any ETA, Equity Interest, or Compensation and Benefit Plan.

          "Proxy Statement" has the meaning set forth in Section 4.19.
           ---------------

          "PTE 84-14" has the meaning set forth in Section 3.04(i).
           ---------

          "Registered Investment Company" means an Investment Company registered
           -----------------------------
     under the Investment Company Act.

          "Retention Plan" has the meaning set forth in Section 4.03.
           --------------

          "Revenue Run-Rate" has the meaning set forth in Section 2.01(d).
           ----------------

          "SEC" means the Securities and Exchange Commission, and any successor
           ---
     thereto.

          "SEC Reports" has the meaning set forth in Section 3.03(i).
           -----------

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
     rules and regulations promulgated thereunder.

          "Securities Laws" means the Securities Act, the Exchange Act, the
           ---------------
     Investment Company Act, the Advisors Act and the state "blue sky" laws, and the rules and regulations promulgated thereunder.

          "Self-Regulatory Organization" means the NASD, the MSRB, the National
           ----------------------------
     Futures Association, each national securities exchange in the United States and each or other commission, board, agency or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which it is otherwise subject.

          "Sellers" means, collectively, Advisors LP, Holdings LP, PacMan,
           -------
     Partners GP, Partners LLC and Holding LLC.

          "Service Provider" means any Person who acts as investment manager,
           ----------------
     administrator, general partner, managing member or similar controlling Person, investment advisor, subadviser or distributor or provider of other services.

          "Shortfall Ratio" has the meaning set forth in Section 2.03(d)(i).
           ---------------

          "Short-Term Credit Agreement" means the Short-Term Credit Agreement,
           ---------------------------
     dated as of May 12, 1998, as amended as of May 11, 1999, among Advisors LP, NationsBank N.A., Deutsche Bank AG, New York Branch, Union Bank of California, N.A., Citibank, N.A. and the Banks as such term is defined therein.

          "Sponsored" means, with respect to any Investment Company, an
           ---------
     Investment Company which has a majority of its officers who are employees of Advisors LP or any of its Subsidiaries or of which Advisors LP or any of its Subsidiaries holds itself out as the "Sponsor".

          "Subsidiary" of any Person (the "subject Person") means any Person,
           ----------
     whether incorporated or unincorporated, of which (i) at least fifty percent (50%) of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or managers or other Persons performing similar functions, (ii) a general partner interest or (iii) a managing membership interest, is directly or indirectly owned or controlled by the subject Person or by one or more of its respective Subsidiaries; provided, however, that the term Subsidiary
                                  --------  -------
     shall not apply to any Sponsored Non-Registered Investment Company.

          "Superior Proposal" has the meaning set forth in Section 4.02.
           -----------------

          "Supplement" has the meaning set forth in Section 2.06.
           ----------

          "Takeover Statute" means any "fair price," "moratorium," "control
           ----------------
     share acquisition" or other similar anti-takeover statute or regulation.

          "Tax" and "Taxes" means any and all federal, state, local or foreign
           ---       -----
     taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, gains, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Closing Date.

          "Tax Returns" means any return, amended return or other report
           -----------
     (including, without limitations elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

          "Termination Date" has the meaning set forth in Section 6.02.
           ----------------

          "Termination Fee" has the meaning set forth in Section 6.06(a).
           ---------------

          "Termination Notice" has the meaning set forth in Section 6.03(b).
           ------------------

          "Terminating Sellers" has the meaning set forth in Section 6.04.
           -------------------

          "Third-Party Intellectual Property Rights" has the meaning set forth
           ----------------------------------------
     in Section 3.03(w).

          "Transaction Documents" means this Agreement, the Continuing
           ---------------------
     Investment Agreement, the Indemnification Agreement, the Option Modification Agreement, the ETA Amendments, each Supplement, the PIMCO MD Agreement, the PIMCO LLC Agreement, the New Advisors LP Partnership Agreement, the PacPartners LLC Agreement, the AZOA Unvested Deferred Payment Note, the Deferred Compensation Plan Amendment, the Employment Agreements, the PIMCO Non-Qualified Profit Sharing Plan, the PIMCO Class B Unit Purchase Plan, the Transition Retention Plan, the Retention Plan, the Allianz Guarantee, the Letter Agreement, dated October 31, 1999, from AZOA to PIMCO, relating to the delegation to be effected by the PIMCO Written Consent and any other Contract which Partners LLC, AZOA and PacMan may agree in writing shall be a Transaction Document.

          "Transactions" means, collectively, the Advisors LP Merger, the
           ------------
     Holdings LP Merger, the Acquisitions, Distributions and Contributions, and each other transaction contemplated by Sections 4.13, 4.14 and 4.19 of this Agreement.

          "Transition Retention Plan" has the meaning set forth in Section 4.03.
           -------------------------

          "Trustee" means US Trust, as Trustee under the rabbi trust established
           -------
     by Advisors LP and the other Participating Employees under a trust dated as of December 1, 1996 for purposes of the Deferred Compensation Plan.

          "Unit Award Deferral Account" has the meaning set forth in the
           ---------------------------
     Deferred Compensation Plan.

          "Unit Option" means an option to purchase units awarded under the 1998
           -----------
     Unit Incentive Plan.

          "Unit Option Agreement" has the meaning set forth in the 1998 Unit
           ---------------------
     Incentive Plan.

          "Unit Price" has the meaning set forth in Section 2.01(d).
           ----------

          "Written Consent" means, with respect to a specified Person, the
           ---------------
     written consent of the board of directors, members, managing members, general partners, or other governing body or group of Persons given under authority of such specified Person's Constituent Documents.

           "Y2K Compliant" has the meaning set forth in Section 3.03(z).
            -------------

     1.02 Terms Generally.  For all purposes of this Agreement, except as
           ---------------
otherwise expressly provided or unless the context otherwise requires:

           (a) the terms defined in this Agreement include both the plural and the singular;

           (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

           (c) the words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation"; and

           (d) the term "reasonable best efforts" of any Party with respect to any specified action or result shall mean efforts that a reasonable Person would make to take such action or accomplish such result in light of the present intentions of such Party with respect to the Transactions and the benefits to be obtained by such Party upon the consummation of the transactions contemplated by the Transaction Documents.


                                  ARTICLE II

                               The Transactions

     2.01 The Holdings LP Merger.
           ----------------------

           (a) The Holdings LP Merger.  Upon the terms and subject to the
               ----------------------
     conditions set forth in this Agreement, at the Holdings LP Effective Time, Holdings LP Merger Sub shall be merged with and into Holdings LP and the separate partnership existence of Holdings LP Merger Sub shall thereupon cease (the "Holdings LP Merger"). Holdings LP shall be the surviving
                 ------------------
     entity in the Holdings LP Merger (sometimes hereinafter referred to as the "Holdings LP Surviving Partnership"), and the separate partnership
      ---------------------------------
     existence of Holdings LP, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Holdings LP Merger, except as set forth in Section 2.01(c). The

     Holdings LP Merger shall have the effects specified in Section 17-211(h) of the DE Partnership Law.

          (b)  Holdings LP Effective Time.  On the Closing Date, immediately
               --------------------------
     following the satisfaction of all the conditions set forth in Article V, Holdings LP and Holdings LP Merger Sub shall cause a Certificate of Merger (the "Holdings LP Certificate of Merger") to be executed, acknowledged and
           ---------------------------------
     filed with the Secretary of State of Delaware as provided in Section 17-211(c) of the DE Partnership Law. The Holdings LP Merger shall become effective at the time specified in the Holdings LP Certificate of Merger (the "Holdings LP Effective Time").
           --------------------------

          (c)  The Holdings LP Surviving Partnership Agreement.  Effective as of
               -----------------------------------------------
     the Holdings LP Effective Time, the Holdings LP Partnership Agreement shall be amended and restated in its entirety and a new partnership agreement shall be adopted which limited partnership agreement shall be in a form to be determined by AZOA or Holdings LP General Partner prior to the Closing.

          (d)  Effect on Partnership Interests.  At the Holdings LP Effective
               -------------------------------
     Time, as a result of the Holdings LP Merger and without any action on the part of the holders of any partnership interest in Holdings LP:

               (i)  Holdings LP Merger Consideration.  Each unit of limited
                    --------------------------------
          partnership interest of Holdings LP issued and outstanding immediately prior to the Holdings LP Effective Time (a "Holdings LP Unit"), shall
                                                      ----------------
          be converted into the right to receive, without interest, an amount in cash equal to $38.75 (such amount, as it may be adjusted in accordance with this Section 2.01(d)(i), the "Unit Price"), provided, that in the
                                             ----------    --------
          event that the Revenue Run-Rate as of the most recent calendar month-end prior to the Closing Date (the "Determination Date") is less than
                                              ------------------
          85% of the Revenue Run-Rate as of September 30, 1999 ($780,837,226), then the Unit Price shall be reduced by an amount equal to the Unit Price multiplied by the Shortfall Ratio; provided, further, that the
                                                   --------  -------
          Unit Price as so adjusted shall not be less than $31.00. The "Shortfall Ratio" shall be equal to:
          ----------------


                         Revenue Run - Rate as of the Determination Date
             2 x  .85 -  -----------------------------------------------
                                        $780,837,226

          All such Holdings LP Units, by virtue of the Holdings LP Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Holdings LP Units shall thereafter cease to have any rights with respect to such Holdings LP Units, except the right to receive the Unit Price for each Holdings LP Unit upon the surrender of such certificate in accordance with Section 2.01(f).

          "Revenue Run-Rate" shall mean, on any date, the aggregate annualized
           ----------------
          investment advisory and subadvisory fees for all accounts managed by Advisors LP and its Subsidiaries, determined by multiplying the Adjusted Assets Under Management for each such account by the applicable annual fee rate for such account at such date (excluding any performance-based fees). The calculation of the Revenue Run-Rate as of the Determination Date shall be made using substantially the same methodology as the calculation of the Revenue Run-Rate as of September 30, 1999, as Previously Disclosed.

          "Adjusted Assets Under Management" shall mean for any account at a
           --------------------------------
          particular date, the amount of assets under management by Advisors LP or its Subsidiaries in that account at September 30, 1999, as adjusted for net cash flows (additions, withdrawals and reinvestments), new accounts and terminated accounts from and after September 30, 1999; provided however, that assets shall be treated as withdrawn at the
          -------- -------
          date Advisors LP or any of its Subsidiaries receives a written notice communicating an intention to withdraw such assets (unless such notice has been revoked) or, in the case of a Registered Investment Company, the shareholders of such Registered Investment Company shall have failed to approve the transfer of an Advisory Agreement at such particular date.

               (ii) Holdings LP GP Units.  Each general partnership unit in
                    --------------------
          Holdings LP issued and outstanding immediately prior to the Holdings LP Effective Time ("Holdings LP GP Units") shall be converted into the
                              --------------------
          right to receive the Unit Price.

          (e) Holdings LP Merger Sub.  At the Holdings LP Effective Time, each
              ----------------------
     limited partnership interest in Holdings LP Merger Sub issued and outstanding immediately prior to the Holdings LP Effective Time shall be converted into and become exchangeable for one Holdings LP Unit and each general partner interest in Holdings LP Merger Sub issued and outstanding immediately prior to the Holdings LP Effective Time shall be converted into one general partner interest in Holdings LP Surviving Partnership.

          (f)  Payment for Holdings LP Units.
               -----------------------------

               (i) Paying Agent.  As of the Holdings LP Effective Time, Holdings
                   ------------
          LP Surviving Partnership shall deposit, or shall cause to be deposited, with a paying agent selected by Holdings LP with AZOA's prior approval, which approval shall not be unreasonably withheld (the "Paying Agent"), amounts sufficient in the aggregate to provide all
           ------------
          funds necessary for the Paying Agent to make payments pursuant to
          Section 2.01(d)(i) to holders of Holdings LP Units issued and outstanding immediately prior to the Holdings LP Effective Time ("Holdings LP Unitholders").
            -----------------------

               (ii) Payment Procedures.  Promptly after the Holdings LP
                    ------------------
          Effective Time, Holdings LP Surviving Partnership shall cause to be mailed to each Person who was, at the Holdings LP Effective Time, a holder of record of issued and outstanding Holdings LP Units (i) a letter of transmittal specifying that delivery shall be effected, and the risk of loss and title to each certificate representing Holdings LP Units shall pass, only upon delivery of such certificate (or affidavits of loss in lieu thereof) to the Paying Agent, such letter of transmittal to be in such form and have such other provisions as AZOA and Holdings LP may reasonably agree, and (ii) instructions for use in effecting the surrender of such certificates. Upon surrender to the Paying Agent of any such certificate, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, Holdings LP Surviving Partnership shall promptly cause to be paid to the Person(s) entitled thereto, by check, the amount to which such Person(s) are entitled pursuant to Section 2.01(d)(i), after giving effect to any required tax withholding. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate. If payment is to be made to a Person other than the registered holder of a certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the certificate surrendered or establish to the satisfaction of Holdings LP Surviving Partnership or the Paying Agent that such tax has been paid or is not applicable.

               (iii)  Transfers.  After the Holdings LP Effective Time, there
                      ---------
          shall be no transfers on the books and records of Holdings LP of the Holdings LP Units that were outstanding immediately prior to the Holdings LP Effective Time.

               (iv) Termination of Payment Fund.  Three hundred and sixty five
                    ---------------------------
          (365) days following the Holdings LP Effective Time, Holdings LP Surviving Partnership or its successor shall be entitled to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent which have not been disbursed to Holdings LP Unitholders at the Holdings LP Effective Time, and thereafter such holders shall be entitled to look to Holdings LP Surviving Partnership only as general creditors thereof with respect to the cash payable upon due surrender of such certificates. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of such certificates for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Holdings LP Surviving Partnership shall pay all charges and expenses, including those of the Paying Agent, in connection with the payment of cash in exchange for Holdings LP Units.

               (v) Lost, Stolen or Destroyed Holdings LP Certificates.  In the
                   --------------------------------------------------
          event any certificate representing Holdings LP Units shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Holdings LP, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will pay in exchange for such lost, stolen or destroyed certificate the merger consideration due to such holder pursuant to Section 2.01(d)(i) upon due surrender of the Holdings LP Units represented by such certificate.

          (g) Dissenters' or Appraisal Rights.  Holdings LP Unitholders shall
              -------------------------------
     not be entitled to any dissenters' rights or rights of appraisal with respect to such holders' Holdings LP Units.

          (h) Adjustments to Prevent Dilution.  In the event that Holdings LP
              -------------------------------
     changes the number of Holdings LP Units or Holdings GP Units issued and outstanding prior to the Holdings LP Effective Time, by means of a unit split, recapitalization, unit consolidation or similar transaction, the Unit Price shall be appropriately adjusted.

     2.02 The Acquisitions, Distributions and Contributions.  Upon the terms and
          -------------------------------------------------
subject to the conditions of this Agreement, at the Closing, immediately prior to the Effective Time, the Parties will take all actions required to consummate the transactions contemplated in Annex A to this Agreement, in the order set forth therein.

     2.03 The Advisors LP Merger.
          ----------------------

          (a) The Advisors LP Merger.  Upon the terms and subject to the
              ----------------------
     conditions set forth in this Agreement, at the Effective Time, Advisors LP Merger Sub shall be merged with and into Advisors LP and the separate limited liability company existence of Advisors LP Merger Sub shall thereupon cease (the "Advisors LP Merger"). Advisors LP shall be the
                           ------------------
     surviving entity in the Advisors LP Merger (sometimes hereinafter referred to as the "Advisors LP Surviving Partnership"), and the separate
                ---------------------------------
     partnership existence of Advisors LP, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Advisors LP Merger, except as set forth in Section 2.02(c). The Advisors LP Merger shall have the effects specified in Section 17-211(h) of the DE Partnership Law and Section 18-209(g) of the DE LLC Law.

          (b) Effective Time.  Immediately following the consummation of all of
              --------------
     the transactions contemplated by Sections 2.01 and 2.02, Advisors LP and Advisors LP Merger Sub will cause a Certificate of Merger (the "Advisors LP
                                                                     -----------
     Certificate of Merger") to be executed, acknowledged and filed with the
     ---------------------
     Secretary of State of Delaware as provided in Section 17-211(c) of the DE Partnership Law and Section 18-209(c) of the DE LLC Law. The Advisors LP Merger shall become effective at the time specified in the Advisors LP Certificate of Merger (the "Effective Time"), provided, however, that the
                                 --------------    --------  -------
     Advisors LP Merger shall not become effective and the provisions of this
     Section 2.03 shall have no effect unless the Holdings LP Merger shall have become effective prior thereto.

          (c) The Advisors LP Surviving Partnership Agreement.  Effective as of
              -----------------------------------------------
     the Effective Time, the Advisors LP Limited Partnership Agreement shall be amended and restated substantially in the form attached hereto as Exhibit C, with such further amendments and modifications as PacMan and AZOA may agree prior to the Effective Time (the "New Advisors LP Partnership
                                             ---------------------------
     Agreement") and such New Advisors LP Partnership Agreement shall be the
     ---------
     partnership agreement of Advisors LP Surviving Partnership, until duly amended as provided therein or by Applicable Law. Effective as of the Effective Time, PacPartners shall be admitted as the general partner of the Advisors LP Surviving Partnership.

          (d) Effect on Partnership Interests.  At the Effective Time, as a
              -------------------------------
     result of the Advisors LP Merger and without any action on the part of the holders of any partnership interest in Advisors LP or Advisors LP Merger
     Sub:

               (i) Advisors LP Merger Consideration.  (A) Class A Units. Each
                   --------------------------------       -------------
          Class A Unit (including each Advisors GP Unit) issued and outstanding immediately prior to the Effective Time (other than each Class

          A Unit held by Advisors LP Merger Sub or Partners GP, if any (an "Advisors LP Excluded Unit"), shall be converted into the right to
           -------------------------
          receive, without interest, an amount in cash equal to the Unit Price.

               (B) Class C Units and Class D Units.  Each Class C Unit and Class
                   -------------------------------
          D Unit issued and outstanding immediately prior to the Effective Time shall remain outstanding and unaffected by the Advisors LP Merger.

               (ii) Conversion of Advisors LP Merger Sub Units.
                    ------------------------------------------

               (A) Each Merger Sub Class A Unit issued and outstanding
                   immediately prior to the Effective Time shall be converted into and become exchangeable for one new Class A Unit of Advisors LP ("New Class A Unit").
                                 ----------------

               (B) Each Merger Sub Class E Unit issued and outstanding
                   immediately prior to the Effective Time shall be converted into and become exchangeable for one new Class E Unit of Advisors LP ("New Class E Unit").
                                 ----------------

               (C) Each general partner unit of Advisors LP Merger Sub ("Merger
                                                                         ------
                   Sub GP Unit") held by PacPartners immediately prior to the
                   -----------
                   Effective Time shall be converted into one new Advisors GP Unit.

               (D) Excluded Units.  Each Class A Unit issued and outstanding
                   --------------
                   immediately prior to the Effective Time and held of record by Partners GP, if any, shall be converted into and become exchangeable for one new Class B Unit of Advisors LP (a "New
                                                                            ---
                   Class B Unit").  Each Class A Unit issued and outstanding
                   ------------
                   immediately prior to the Effective Time and held by Advisors LP Merger Sub shall be cancelled.

          (e)  Cancellation of Units. All Class A Units outstanding immediately
               ---------------------
     prior to the Advisors LP Merger (other than the Advisors LP Excluded Units), by virtue of the Advisors LP Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such units shall thereafter cease to have any rights with respect to such units, except the right to receive the Unit Price provided in Section 2.03(d)(i) for each Class A Unit or Advisors GP Unit, as the case may be, upon the surrender of such certificate in accordance with Section 2.03(f).

          (f) Payment and Exchange Procedures.  Upon surrender of a certificate
              -------------------------------
     formerly representing any Class A Units at the Closing, Advisors LP shall pay to the holder of any such certificate formerly representing Class A Units converted in accordance with Section 2.03(d)(ii) the cash that such holder is entitled to receive in accordance with this Section 2.03, by wire transfer of immediately available funds to an account to be designated by each such holder by written notice to Advisors LP at least five business days prior to the Effective Time, or, if no such notice is so delivered, by check to be delivered by registered mail to the address shown on the books and records of Advisors LP as the address of the record holder of such Class A Units.

          (g) Transfers.  After the Effective Time, there shall be no transfers
              ---------
     on the books and records of Advisors LP of the Advisors LP Units or Advisors GP Units that were outstanding immediately prior to the Effective Time.

          (h) Dissenters' or Appraisal Rights.  Holders of Advisors LP Units and
              -------------------------------
     Advisors GP Units shall not be entitled to any dissenters' rights or rights of appraisal with respect to such holders' Advisors LP Units or Advisors GP Units, as the case may be.

          (i) Adjustments to Prevent Dilution.  In the event that Advisors LP
              -------------------------------
     changes the number of any class of Advisors LP Units or Advisors GP Units, as the case may be, issued and outstanding prior to the Effective Time, by means of a unit split, recapitalization, unit consolidation or similar transaction, the Unit Price shall be appropriately adjusted.

      2.04 Treatment of Other Equity Interests.
           -----------------------------------

           (a) Unit Options and Deferred Units.
               -------------------------------

               (i) Option Cancellation.  In accordance with the provisions of
                   -------------------
           the Amended Unit Incentive Plan, at the Effective Time, each Unit Option then outstanding shall, whether or not then exercisable, be canceled and each Unit Option Agreement evidencing such Unit Option shall no longer have any force or effect, and the holder of such Unit Option shall have the right to receive the consideration therefor provided in the Amendment to the Unit Incentive Plan.

               (ii) Deferred Units.  In accordance with the provisions of the
                    --------------
           Amended Unit Incentive Plan, at the Effective Time, each Deferred Unit shall thereafter represent the rights set forth in the Amendment to the Unit Incentive Plan.

           (b) Advisors LP Deferred Compensation Plan.
               --------------------------------------

               (i) Deferred Compensation Units and Vested Deferred Restricted
                   ----------------------------------------------------------
           Units. At the Effective Time, the Deferred Compensation Units and the
           -----
           Deferred Restricted Units then vested shall be converted into an amount of cash, delivered by AZOA to the Trustee, equal to the Unit Price multiplied by the number of Deferred Compensation Units and vested Deferred Restricted Units in the Deferred Compensation Plan as of the Effective Time. Such cash shall be invested by the Trustee in accordance with the terms of the Deferred Compensation Plan, as amended.

               (ii) Unvested Deferred Restricted Units.  At the Effective Time,
                    ----------------------------------
           the Deferred Restricted Units then unvested shall be converted into a deferred payment note of AZOA, in a form agreed by AZOA, Advisors LP and Partners LP (the "AZOA Unvested Deferred Payment Note"),
                                 -----------------------------------
           delivered by AZOA to the Trustee, in a principal amount equal to the Unit Price multiplied by the number of such unvested Deferred Restricted Units in the Deferred Compensation Plan as of the Advisors LP Effective Time. Such AZOA Unvested Deferred Payment Note (i) shall be payable as and when Deferred Restricted Units vest on the original vesting schedule set forth in the relevant Deferred Restricted Unit Agreement, (ii) shall continue to be subject to the forfeiture provisions of the relevant Deferred Restricted Unit Agreement, and
           (iii) shall be subject to the terms of the Deferred Compensation Plan, as amended.

     2.05  Closing.  The closing of the Transactions (the "Closing") shall take
           -------                                         -------
place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the fifth business day after the first calendar month-end on which the last to be fulfilled or waived of the conditions set forth in
Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall have been satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as AZOA, Partners LLC, Partners GP and PacMan may agree in writing (the "Closing Date").
                                                  ------------
Notwithstanding anything to the contrary contained in this Article II, the consummation of each of the transactions set forth in Sections 2.01, 2.02 and
2.03 shall be contingent on the fulfillment of all conditions to the consummation of each other transaction.

     2.06  Organization of AZOA Subsidiaries.  Prior to the Closing Date, AZOA
           ---------------------------------
will or will cause Allianz Asset Management to (a) organize Holdings LP Merger Sub as a Delaware limited partnership, (b) organize Allianz GP Sub, Holdings LP General Partner and Advisors LP Merger Sub, each as a Delaware limited liability company and (c) cause each of Holdings LP Merger Sub, Allianz GP Sub, Holdings LP General

Partner, Advisors LP Merger Sub and, after the organization of PacPartners LLC in accordance with Section 4.14, PacPartners LLC, to become a party to this Agreement, to be evidenced by the execution by each such Person of a supplement to this Agreement, in substantially the form of Exhibit D (a "Supplement"), and
                                                              ----------
delivery of such Supplement to Advisors LP and PacLife.

                                  ARTICLE III

                         Representations and Warranties

     3.01 Disclosure Schedules.  On or prior to the date hereof, (i) AZOA and
          --------------------
(ii) Partners LLC, PacMan, Holdings LP, Advisors LP and its Subsidiaries, has delivered to Sellers, in the case of AZOA, and to AZOA, in the case of the Parties listed in clause (ii), a disclosure schedule (with respect to each such delivering Party or Parties, its "Disclosure Schedule") setting forth, among
                                  -------------------
other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties made pursuant to
Section 3.03 or 3.04, as the case may be; provided that the mere inclusion of an
                                          --------
item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a Party that such item represents such an exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect with respect to such Party.

     3.02 Standards.  For purposes of the conditions set forth in Sections
          ---------
5.02(a) and 5.03(a), respectively, no representation or warranty contained in
Section 3.03 (excluding paragraph (k)(D) thereof, in the case of each Seller, and Section 3.04 (excluding paragraph (h) thereof), in the case of AZOA, shall be deemed untrue or incorrect, and no Party shall be deemed to have breached such a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless:

          (a) in the case of each representation and warranty contained in paragraphs (b), (c), (d), (e), (g), (h)(ii), (i), (j), (o)(iii) and (ix), (t),
(z), (bb) and (cc) of Section 3.03, and paragraphs (b), (c), (d), (f) and (g) of
Section 3.04, such fact, circumstance or event would cause any such representation and warranty to fail to be true and correct in all material respects; and

          (b) in the case of each other representation and warranty contained in
Section 3.03 and Section 3.04 such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with such representation or warranty contained in Section 3.03 or 3.04 (other than those set forth in

Section 3.02(a)) has had or is reasonably likely to have a Material Adverse Effect with respect to such Party.

     3.03 Representations and Warranties of the Sellers.  Subject to Sections
          ---------------------------------------------
3.01 and 3.02 and except as Previously Disclosed, each of the Sellers makes each of the following representations and warranties; provided, however, that, unless
                                                 --------  -------
otherwise indicated, none of the representations and warranties shall be made with respect to any of PacMan's Subsidiaries other than Holding LLC and each of its Subsidiaries.

     (a)  Organization, Standing and Authority.  Each of the Sellers hereby
          ------------------------------------
represents and warrants that:

          (i) it and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, as Previously Disclosed, with full power and authority to own, lease or operate its assets and to carry on its business as currently conducted;

          (ii) it and each of its Subsidiaries is duly qualified to do business and is in good standing in each state of the United States and any jurisdiction outside the United States where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified; and

          (iii) prior to the date hereof, it has made available to AZOA a complete and correct copy, as of the date hereof, of its Constituent Documents and the Constituent Documents of each of its Subsidiaries, in each case as amended to such date. As of the date hereof, each such Constituent Document is in full force and effect.

     (b)  ETA Holders.  Each of the Sellers hereby represents and warrants that
          -----------
(i) Previously Disclosed is a complete and correct list of each ETA (including all amendments thereto) in force and to which it or any of its Subsidiaries is a party and there are no employment termination and non-competition agreements to which it or any of its Subsidiaries is a party other than the ETAs; each such ETA was duly authorized, executed and delivered by such party and to such Seller's knowledge, by the other party thereto, and, as of the date hereof, is a valid and binding agreement, enforceable against such party, and, to such Seller's knowledge, the other party thereto, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, any restrictions under Applicable Law on the enforceability of any covenant or restriction regarding competition and to general equity principles (the "Bankruptcy and Equity Exception") and (ii) neither such Party nor, to such
 -------------------------------
Seller's knowledge, the other party thereto is in default or in breach under the terms of any such agreement and there has been no event which, with notice or lapse of time or both, has resulted or would be reasonably likely to result in any such breach, violation or event of default.

     (c) Capitalization of Advisors LP; Equity Interests.  Each of the Sellers
         -----------------------------------------------
hereby represents and warrants that:

         (i) as of October 31, 1999, there were 113,976,477 Class A Units, of which 50,364,070 were Advisors GP Units, 6,000,000 Class C Units and 600 Class D Units issued and outstanding;

         (ii) as of October 31, 1999, all of the outstanding Class A Units, Class C Units and Class D Units were held of record by the Persons Previously Disclosed, which sets forth the number of Class A Units (including the Class A Units which are classified as Advisors GP Units), Class C Units and Class D Units held by each such Person;

         (iii) as of October 31, 1999, each of the outstanding Advisors LP Units and Advisors GP Units was duly authorized and validly issued, is fully paid, and, subject to Applicable Law, nonassessable, is not subject to preemptive rights and was not issued in violation of any preemptive rights;

         (iv) Previously Disclosed is a list, as of October 31, 1999, of any Equity Interests in Advisors LP or any of its Subsidiaries, businesses or divisions to be received by any Person pursuant to any Contract or Compensation and Benefit Plan, indicating the name of each such Person, the Contract or Compensation and Benefit Plan pursuant to which it is entitled or will be entitled to receive such Equity Interests, the type, class and number of Equity Interests the Person is or will be entitled to receive thereunder, the equivalent amount of Class A Units such Equity Interests represent and the purchase price, if any, to be paid by such Person in consideration for such Equity Interests;

         (v) except as Previously Disclosed, as of October 31, 1999, there were no outstanding rights, options, warrants, conversion rights, redemption rights, repurchase rights, or agreements, arrangements or commitments to issue or sell any Advisors LP Units, Advisors GP Units or other Equity Interests or Profit Interests in Advisors LP or securities of Advisors LP or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any such Advisors LP Units, Advisors GP Units or other Equity Interests, Profit Interests or securities of Advisors LP and no securities or obligations evidencing such rights are authorized, issued or outstanding; and

          (vi) except as Previously Disclosed, neither Advisors LP nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations for borrowed money the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote, with the holders of Advisors LP Units or Advisors GP Units on any matter.

          (vii) as of the Closing Date, the Class A Units to be contributed to PacPartners LLC by PacMan or any of its Subsidiaries will be owned by such Person, free and clear of all Encumbrances.

     (d) Holdings LP Capitalization.  Each of the Sellers hereby represents and
         --------------------------
warrants that:

         (i) as of October 31, 1999, there were 49,558,972 Holdings LP Units and 5,099 Holdings GP Units issued and outstanding;

         (ii) each Holdings GP Unit is held of record and beneficially by Partners GP free and clear of all Encumbrances;

         (iii) each of the outstanding Holdings LP Units and Holdings GP Units was duly authorized and validly issued, is fully paid and, subject to Applicable Law, nonassessable, is not subject to preemptive rights, and was not issued in violation of any preemptive rights;

         (iv) except as Previously Disclosed, as of October 31, 1999, there were no outstanding rights, options, warrants, conversion rights, redemption rights, repurchase rights, or agreements, arrangements or commitments to issue or sell any Holdings LP Units, Holdings GP Units or other Equity Interests or Profit Interests in Holdings LP or securities of Holdings LP or any securities or obliga tions convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any such Holdings LP Units, Holdings GP Units or other Equity Interests, Profit Interests or securities of Holdings LP and no securities or obligations evidencing such rights are authorized, issued or outstanding; and

         (v) except as Previously Disclosed, neither Holdings LP nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations for borrowed money the holders of which have the right to vote, or are convertible into or exercisable for securities having the right to vote, with the holders of Holdings LP Units or Holdings GP Units on any matter.

     (e)  Capitalization and Operations of Other Acquired Entities.  PacMan
          --------------------------------------------------------
hereby represents and warrants as to Holding LLC and Partners GP; Holding LLC hereby represents and warrants as to itself and Partners GP; Partners LLC hereby represents and warrants as to Partners GP; and Partners GP hereby represents and warrants as to itself that:

          (i) Previously Disclosed is a complete and correct list of each Equity Interest in such Person that was issued and outstanding or authorized for issuance as of October 31, 1999, and the name of each Person that owns any such Equity Interest, and each such Equity Interest is held by such Person free and clear of all Encumbrances;

          (ii) each of the outstanding Equity Interests in such Person was duly authorized and validly issued, is fully paid, and, subject to Applicable Law, nonassessable, and was not issued in violation of any preemptive rights;

          (iii) except as Previously Disclosed, as of October 31, 1999, there were no preemptive or other outstanding rights, options, warrants, conversion rights, redemption rights, repurchase rights, or agreements, arrangements or commitments to issue or sell any Equity Interests or Profit Interests or other securities of any such Person or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any such Equity Interests or Profit Interests or other securities, and no securities or obligations evidencing such rights are authorized, issued or outstanding;

          (iv) except as Previously Disclosed, no such Person has outstanding any bonds, debentures, notes or other obligations for borrowed money the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of any Equity Interests Previously Disclosed on any matter; and

          (v) each such Person (A) does not own, beneficially or of record, any Equity Interests in any Person other than any such ownership Previously Disclosed; and (B) has conducted and conducts no business or operations other than activities necessary to maintain its corporate, partnership or other legal existence or to comply with its Constituent Documents and activities conducted in its role as limited partner, general partner, or managing member, as the case may be, of its direct Subsidiaries and activities conducted in connection with or contemplated by this Agreement and the other Transaction Documents.

     (f)  Subsidiaries and Controlled Affiliates of Advisors LP.  Each of the
          -----------------------------------------------------
Sellers hereby represents and warrants that:

          (i) Previously Disclosed is a complete and correct list of all of the Subsidiaries of Advisors LP and each Affiliate of Advisors LP controlled by Advisors LP or any of its Subsidiaries (a "Controlled
                                                              ----------
     Affiliate"), together with the jurisdiction of organization of each such
     ---------
     Subsidiary;

          (ii) except as Previously Disclosed, Advisors LP owns, directly or indirectly, all of the issued and outstanding Equity Interests in and other securities of each of its Subsidiaries, free and clear of any Encumbrances;

          (iii) except as Previously Disclosed, each of the outstanding Equity Interests in and each other security of each of its Subsidiaries was duly authorized and validly issued, is fully paid and, subject to Applicable Law, nonassessable, and was not issued in violation of any preemptive rights;

          (iv) except as Previously Disclosed, as of October 31, 1999, there were no preemptive or other outstanding rights, options, warrants, conversion rights, redemption rights, repurchase rights, or agreements, arrangements or commitments to issue or sell any Equity Interests or Profit Interests of any such Subsidiary or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any such Equity Interests or Profit Interests, and no securities or obligations evidencing such rights are authorized, issued or outstanding;

          (v) except as Previously Disclosed, there are no Contracts by which Advisors LP or any Subsidiary thereof is or may be bound to sell or otherwise transfer any Equity Interest in such Subsidiary; and

          (vi) except as Previously Disclosed, there are no Contracts relating to the rights of Advisors LP or any Subsidiary thereof to vote or to dispose of any such Equity Interests.

     (g)  Authority; Approval and Fairness.
          --------------------------------

          (i) Each of the Sellers hereby represents and warrants as to itself and each of its Subsidiaries that is a Party hereto that:

                (A) each such Person has all requisite corporate, partnership or limited liability company power and authority and has taken all corporate, partnership or limited liability company action necessary in order to execute, deliver and perform its obligations under each of the Transaction Documents to which it is or will be a party and to consummate, subject to the adoption of the Merger Agreement by the Holdings LP Unitholders in accordance with the Holdings LP Partnership Agreement and the DE Partnership Law and any other vote or consent of stockholders, limited partners, members or other owners of Equity Interests therein Previously Disclosed, the transactions contemplated by such Transaction Documents;

               (B) except as Previously Disclosed, no Person has any dissenter's, appraisal or similar right with respect to the consummation of the Transactions contemplated by this Agreement or the other Transaction Documents by it or any of its Subsidiaries; and

               (C) each Transaction Document to which such Person is a party is or, when executed and delivered in accordance with the terms thereof or of this Agreement and assuming the due authorization, execution and delivery by each other Person who is a party thereto, will be a valid and binding agreement of such Person, enforceable against such Person in accordance with its respective terms, subject to the Bankruptcy and Equity Exception.

          (ii) Holdings LP and Advisors LP have previously delivered to AZOA copies of the fairness opinion of Salomon Smith Barney received by them.

     (h)  Regulatory Filings; No Defaults. Each of the Sellers hereby represents
          -------------------------------
and warrants as to itself and each of its Subsidiaries that:

          (i) except as Previously Disclosed, no consents, registrations, approvals, permits or authorizations of, or notices, reports, registrations or other filings with, any Authority are required to be made or obtained by any such Person in connection with the execution, delivery or performance by it or any of its Subsidiaries of this Agreement or any other Transaction Document to which it or any of its Subsidiaries is a party, or to consummate the transactions hereunder or thereunder except for filings to be made under the HSR Act and the filings required pursuant to Sections 2.01(b) and 2.03(b); and

          (ii) the execution and delivery by it and each of its Subsidiaries that is a party to a Transaction Document of each of the Transaction Documents to which such Person is a party does not, and, subject to the satisfaction of Section 3.03(g)(i) and 3.03(h)(i) above, the consummation of the transactions thereunder will not, constitute or result in (A) a breach or violation of, or a default under, its Constituent Documents or those of any of its Subsidiaries, (B) except as

     Previously Disclosed, a breach or violation of, or a default under, the acceleration of any obligations or the creation of an Encumbrance on its assets or those of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any Key Contract or any Contract that is or would be required to be filed as an exhibit to a periodic report filed under the Exchange Act in accordance with Regulation S-K thereunder binding upon it or any of its Subsidiaries or any Applicable Law or any governmental permit or license held by it or any of its Subsidiaries or to which any such Person is subject or (C) except as Previously Disclosed, any change in the rights or obligations of any party under any of such Contracts; and Previously Disclosed is a complete and correct list of Contracts to which it or any of its Subsidiaries is a party pursuant to which consents or waivers are or may be required prior to or in connection with the consummation of the Transactions.

     (i)  Holdings LP Financial Statements; SEC Reports.  Each of the Sellers
          ---------------------------------------------
hereby represents and warrants that:

          (i) Holdings LP has made available to AZOA a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and a complete and correct list of all other reports, registration statements, proxy statements or information statements filed with the SEC by Holdings LP or any of its Subsidiaries since December 31, 1998 (the "Audit Date"),
                                                                 ----------
     under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (collectively with any such reports filed subsequent to the date hereof and as amended, the "SEC Reports");
                                      -----------

          (ii) as of their respective dates (or, if amended, as of the date of such amendment), the SEC Reports did not, and any SEC Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading;

          (iii) each of the statements of financial condition of Holdings LP and the consolidated statements of financial condition of Advisors LP and Oppenheimer Capital included in or incorporated by reference into the SEC Reports (including the related notes and schedules) fairly presents, or will fairly present, the financial condition of Holdings LP, Advisors LP and Oppenheimer Capital, respectively, as of its respective date, and each of the statements of operations, cash flows and changes in partners' capital of Holdings LP and each of the consolidated statements of operations, cash flows and changes in partners' capital of Advisors LP and Oppenheimer Capital included in or incorporated by reference into the SEC Reports (including the related notes, statements and schedules) fairly presents, or will fairly present, the results of operations, cash flow or changes in partners' capital, as the case may be, of Holdings LP, Advisors LP and Oppenheimer Capital, respectively, for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein; and

          (iv) except as disclosed in the SEC Reports or as Previously Disclosed, since December 31, 1998, none of Holdings LP, Advisors LP, Oppenheimer Capital or their respective Subsidiaries has incurred any material liability (accrued, contingent or otherwise) other than (A) in the ordinary course of business consistent with past practice or (B) as contemplated by or in connection with the Transaction Documents.

     (j)  Other Financial Statements.  Each of the Sellers hereby represents and
          --------------------------
warrants, that:

          (i) it has previously made available or caused to be made available to AZOA complete and correct copies of audited financial statements for the fiscal years ended December 31, 1996, 1997 and 1998 of PIMCO, OpCap and PFD and each of such audited financial statements (including any related notes, statements and schedules thereto) fairly presents results of operations, changes in partners' capital, changes in members' equity or changes in cash flows, as the case may be, of the Person to which they relate and those of its Subsidiaries, if any, for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein; and

          (ii) Annex B to this Agreement sets forth two lists of supplementary financial reports and other materials provided to AZOA by Advisors LP.

                (A) The reports cited in items 2 and 5 through 11 of the Financial Information and Document List in Annex B constitute special reports prepared without review at the request of AZOA from the internal financial records of Advisors LP and its Subsidiaries, by the Chief Financial Officer of Advisors LP. The Sellers have no reason to believe that such information is not correct in all material respects.

                (B) The reports cited on the Assets Under Management and Document List in Annex B constitute true and correct copies of internal management reports prepared in the ordinary course, and, to the knowledge of the Sellers, such information is correct in all material respects.

               (C) The report cited in item 4 of the Financial Information and Document List in Annex B (1999 Budget Review) is a true and correct copy of materials provided to the Management Board of Advisors LP.

     (k)  Absence of Certain Changes.  Each of the Sellers hereby represents and
          --------------------------
warrants that, except as disclosed in the SEC Reports filed prior to the date hereof or as contemplated by the Transaction Documents, since the Audit Date, Holdings LP and its Subsidiaries have conducted their respective businesses in the ordinary course and (A) there has not been, as of the date hereof, any declaration, setting aside or payment of any dividend or other distribution in respect of its Equity Interests, except for distributions on Holdings LP Units publicly announced prior to the date hereof and, with respect to each other such Person except for ordinary distributions not in excess of Operating Profit Available for Distributions plus prior reserves; (B) there has not been any change by any such Persons in accounting principles, practices or methods other than any change required by a change in GAAP; (C) there has not been any increase in the compensation payable by Holdings LP or any of its Subsidiaries to any managing directors, officers or employees or any amendment of any of the Compensation and Benefit Plans of any such Person other than increases in compensation in the ordinary course of business or as contemplated under the Transaction Documents; and (D) there has occurred no event which has resulted in or could reasonably be expected to result in a Material Adverse Effect.

     (l)  Litigation.  Each of the Sellers hereby represents and warrants that,
          ----------
except as Previously Disclosed, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of such Seller, threatened against it or any of its Subsidiaries (other than PacMan or Partners LLC) except for any such action, suit, claim, hearing, investigation or proceeding that is not reasonably likely to give rise to damages or other losses in excess of $5,000,000.

     (m)  Title to Properties.  Each of the Sellers hereby represents and
          -------------------
warrants that:

          (i) Previously Disclosed is a complete and correct list of (I) all leases requiring annual payments in excess of $1,000,000 to which Holdings LP or any of its Subsidiaries is a party as of the date hereof (the "Lease
                                                                          -----
     Agreements"), setting forth in the case of any such lease covering real
     ----------
     property, the location of such real property, and (II) all real properties owned by Holdings LP or any of its Subsidiaries as of the date hereof (the "Owned Real Property"). Each of Holdings LP and its Subsidiaries has good
      -------------------
     and valid and, in the case of its Owned Real

     Property, insurable title to, or a valid and binding leasehold interest in, all of the properties and assets owned or leased by it or any of its Subsidiaries, free and clear of all Encumbrances, except for (x) any Encumbrances for taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or due and being contested in good faith by appropriate proceedings or (y) any Encumbrances that do not materially impair the value of any such property or asset for its current use;

          (ii) each of the Lease Agreements was duly authorized and is valid, binding and enforceable against each of Holdings LP or any of its Subsidiaries which is a party thereto and, to such Seller's knowledge, against each other party thereto, and is in full force and effect. There exists no material breach, violation or event of default by Holdings LP or any of its Subsidiaries under any such leases or, to the knowledge of such Seller, by any third party thereto, nor, to the knowledge of such Seller, any breach, violation or event which with notice or lapse of time or both would reasonably be expected to result in an event of default; and

          (iii) The reserves established by Advisors LP with respect to the termination and abandonment of the leases with respect to properties at One World Financial Center, Two World Financial Center and 33 Maiden Lane, all in the Borough of Manhattan, New York, correctly reflect in accordance with GAAP the liability of OpCap under those leases.

     (n)  Contracts.  Each of the Sellers hereby represents and warrants that:
          ---------

          (i) Previously Disclosed is a list of each of the Key Contracts to which such Seller (other than PacMan and Partners LLC) or any of its Subsidiaries is a party, or by which any of them is bound as of September 30, 1999;

          (ii) it has made available to AZOA complete and correct copies of each such Key Contract; each such Key Contract was duly authorized by such Seller or such Subsidiaries, as applicable, which is a party thereto, and is valid, binding and enforceable against such Seller or such Subsidiary, as the case may be, and to such Seller's knowledge, each other party thereto, subject in each case to the Bankruptcy and Equity Exception, and neither such Seller nor any such Subsidiary, nor, to the knowledge of such Seller, any other party thereto is in default or in breach in any material respect under the terms of any such Key Contract and, to such Seller's knowledge, there has been no event which, with notice or lapse of time or both, would reasonably be expected to result in any such breach or violation or an event of default under any such Key Contract; and

          (iii) as of the Closing Date, no Seller (other than PacMan and Partners LLC) will have any Key Contracts other than as Previously Disclosed and such other Key Contracts entered into after September 30, 1999 as would be permitted to be entered into in accordance with Section 4.01.

     (o)  Compliance with Applicable Laws; Permits.  PacMan and Partners LLC as
          ----------------------------------------
to their respective Subsidiaries and each other Seller as to itself and its Subsidiaries, hereby represents and warrants that:

          (i) it and each of its Subsidiaries is in substantial compliance with all Applicable Laws;

          (ii) it and each of its Subsidiaries is in substantial compliance with all requirements under Applicable Law for permits, licenses, authorizations, orders and approvals of all Authorities that are required in order to permit such Person to own or lease its properties and assets and to conduct its business as presently conducted; and all of such Person's material permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to such Seller's knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely;

          (iii) (A) it and each of its Subsidiaries which is required to be, registered as a broker/dealer, an investment adviser, a registered representative, a commodity trading advisor, commodity pool operator, futures commission merchant or transfer agent (or in a similar capacity) with any Authority, is duly registered or, in the case of any officer or employee, in the process of being duly registered as such, and each such registration is in full force and effect; and (B) each of the officers, employees and Affiliates of it and its Subsidiaries which is required to be registered as a broker/dealer, an investment adviser, a registered representative, a commodity trading advisor, commodity pool operator, futures commission merchant, transfer agent or a sales person (or in a similar capacity) with any Authority, is duly registered or, in the case of any officer or employee, in the process of being duly registered as such, and each such registration is in full force and effect; except, in the case
                                                             ------
     of any officer or employee, for any failure to be so registered that, individually or in the aggregate, does not and would not be reasonably likely to, materially affect the business conducted by Advisors LP and its Subsidiaries taken as a whole;

          (iv) neither it nor any of its Subsidiaries has received, since January 1, 1998, any notification or communication in writing, from any Authority (A) threatening to revoke or condition the continuation of any material license, franchise, seat on any exchange, permit, or governmental authorization or

     (B) restricting or disqualifying their activities (except for restrictions generally imposed by rule, regulation or administrative policy on similarly regulated Persons generally);

          (v) to its knowledge, there are no pending or threatened investigations, examinations, audits, reviews or disciplinary proceedings by any Authority, other than investigations, examinations, audits and reviews conducted in the ordinary course of it, any of its Subsidiaries or any director, managing director, officer or employee of any Seller or any such Subsidiary;

          (vi) Advisors LP and its Subsidiaries have adopted and implemented and have in place as of the date hereof compliance procedures designed to preclude it and its Affiliates from engaging in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975(c) of the Code which would subject it to liability, penalty or taxes under Sections 409 or 502(i) of ERISA or Section 4975 of the Code in connection with any Compensation and Benefit Plan with respect to which it or any of its Affiliates is a "party in interest" within the meaning of Section 3(14) of ERISA;

          (vii) Advisors LP and each of its Subsidiaries has administered all accounts for which such Person acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian or conservator, in substantial compliance with the terms of the governing documents and Applicable Law;

          (viii) except as Previously Disclosed, neither any Seller nor any Subsidiary thereof nor any of their respective directors, managing directors or executive officers is subject to any cease and desist, censure or other disciplinary or similar order issued by, or is a party to any written agreement, consent agreement, memorandum of understanding or disciplinary agreement with, or is a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or a recipient of any supervisory letter from, any Authority with respect to the business of such Person;

          (ix) neither any Seller nor any Subsidiary thereof is registered as, or is required to be registered as, an investment company under the Investment Company Act; and

          (x) each Form ADV filed by Advisors LP and each of its Subsidiaries that is a registered investment adviser under the Investment Advisers Act, in its most recent form filed with the SEC, including any amendments thereto filed with the SEC, is complete and correct in all significant respects and omits no material facts required to be stated therein.

     (p)  Brokers and Finders.  (i)  PacMan hereby represents and warrants that
          -------------------
neither it, its Subsidiaries nor any of their respective general partners, managing members, directors, managing directors, officers, or employees, if any, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with this Agreement or any of the Transactions other than Goldman Sachs & Co., employed as a financial advisor to PacMan, the arrangements with which have been disclosed to AZOA prior to the date hereof.

          (ii) Holdings LP hereby represents and warrants that neither it, its Subsidiaries nor any of their respective general partners, managing members, directors, managing directors, officers, or employees, if any, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with this Agreement or any of the Transactions other than Lazard Freres & Co. LLC and Salomon Smith Barney, in each case employed as a financial advisor to Advisors LP, the arrangements with which have been disclosed to AZOA prior to the date hereof.

     (q)  Employee Benefit Plans.  Each of the Sellers hereby represents and
          ----------------------
warrants that:

          (i) Previously Disclosed is a complete and correct list of all Compensation and Benefit Plans of Holdings LP or any Subsidiary thereof excluding offer letters made in the ordinary course of business. A complete and correct copy of each such Compensation and Benefit Plan has been provided or made available to AZOA prior to the date hereof. Except as Previously Disclosed, contemplated by the Transaction Documents or as required under Applicable Law, neither Holdings LP nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan;

          (ii) each such Compensation and Benefit Plan has been operated and administered substantially in accordance with its terms and in substantial compliance with Applicable Law, including, but not limited to, ERISA and the Code, and any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA and the Code, or any other Applicable Law have been timely made. Each such Compensation and Benefit Plan which is a Pension Plan and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter from the IRS with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39). There is no pending or, to its knowledge, threatened legal action, suit or claim relating to such Compensation and Benefit Plans, other than routine claims for benefits. Neither Advisors LP nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any such Compensation and Benefit Plan that could reasonably be expected to subject it or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof;

          (iii) neither Holdings LP nor any of its Subsidiaries has ever maintained any Compensation and Benefit Plan subject to Title IV of ERISA;

          (iv) neither Holdings LP nor any of its Subsidiaries has any obligation to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code or other Applicable Law, and each such Compensation and Benefit Plan may be amended or terminated in accordance with its terms without incurring liability thereunder;

          (v) except as Previously Disclosed, as provided under any Compensation and Benefit Plan Previously Disclosed as in effect on the date hereof or as contemplated by a Transaction Document, the consummation of the Transactions would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Closing Date) (A) entitle any present or former employee, consultant or director, member, stockholder or partner to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any such Compensation and Benefit Plan or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any such Compensation and Benefit Plan, (C) result in any increase in benefits payable under any such Compensation and Benefit Plan, or (D) result in any breach or violation of, or a default under, any such Compensation and Benefit Plans.

     (r)  Labor Matters.  Each of the Sellers hereby represents and warrants
          -------------
that:

          (i) neither Advisors LP nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement or Contract (other than Advisory Agreements) with a labor union or labor organization; and

          (ii) as of the date hereof, neither Holdings LP nor any of its Subsidiaries is or, to such Seller's knowledge, is threatened to be, the subject of a proceeding seeking to compel Advisors LP or any of its Subsidiaries to bargain with any labor union or labor organization nor is there pending or, to its knowledge, threatened, nor has there been for the past five years, any strike, walk-out, work stoppage, slow-down, lockout or other labor dispute involving Advisors LP or any of its Subsidiaries nor is Advisors LP aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

     (s)  Employees.  (i) As of the date hereof, each of the Sellers hereby
          ---------
represents and warrants that none of Advisors LP's, Holdings LP's, OpCap's or PIMCO's employees or group of employees who is or are responsible for a material business operation of either Advisors LP, Holdings LP, OpCap or PIMCO has or have delivered any written notice of termination and (ii) except as Previously Disclosed, each Seller hereby represents and warrants that neither it nor any of its Subsidiaries, other than Holdings LP and its Subsidiaries, has any employees other than the officers thereof.

     (t)  Tax Matters.
          -----------

          (i) Each Seller hereby represents and warrants that except as Previously Disclosed:

               (A) all material Tax Returns required to be filed or furnished to any Person (including its owners) on or before the Closing Date by Advisors LP and each of its Subsidiaries have been, or will be, duly and timely filed or furnished, the information reflected on those Tax Returns was, or when filed or furnished will be, accurate and complete in all material respects, and Advisors LP and each of its Subsidiaries have, or will have, timely paid all material Taxes for which they are responsible that are due on or before the Closing Date, and through the Closing Date will have maintained adequate reserves on their books in accordance with their normal practices for all Taxes payable by them that have accrued but are not yet due;

               (B) no assessments, claims or deficiencies for any material Taxes of Advisors LP or any of its Subsidiaries have been proposed, asserted, assessed, or threatened in writing, and no Tax Authority has stated in writing that any are forthcoming or threatened;

               (C) there are no outstanding waivers or agreements extending the applicable statute of limitations for any period with respect to any material Taxes of Advisors LP or any of its Subsidiaries;

               (D) to the Sellers' knowledge, neither Advisors LP nor any of its Subsidiaries will be required, as a result of (A) a change in accounting method for a Tax period beginning on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any similar provision of state, local or foreign law) in taxable income for any Tax period beginning on or after the Closing Date, or
          (B) any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Closing Date;

               (E) to the Sellers' knowledge, no claim has ever been made by a taxing authority in writing that Advisors LP or any of its Subsidiaries may be subject to taxation or required to file a Tax Return in a jurisdiction where it does not file Tax Returns and neither Advisors LP nor any Subsidiary is aware of any jurisdiction that could properly make such a claim;

               (F) there are no Tax allocation, Tax sharing or Tax indemnity agreements to which Advisors LP or any of its Subsidiaries is a party as to which Advisors LP or any of its Subsidiaries would have any liability after the Closing Date;

               (G) none of Advisors LP's Subsidiaries is or has been a member of an affiliated group within the meaning of Section 1504 of the Code or similar provisions of state, local or foreign law;

               (H) (1) Each of the Sponsored Registered Investment Companies has elected to be treated as a "regulated investment company" under Subchapter M of Chapter 1 of Subtitle A of the Code, and each of such Investment Companies has, except for any taxable year of such Investment Companies that has been closed and for which the statute of limitations for assessments has expired, qualified as a "regulated investment company" and each of such Investment Companies has complied with all applicable provisions of law necessary to preserve and retain such Investment Company's election and status as a regulated investment company; (2) each Sponsored Investment Company which is a Non-Registered Investment Company has elected to be treated as a

          "partnership" for U.S. federal income tax purposes (unless such partnership tax status is not contemplated for its operations) and has, except for any taxable year of such Sponsored Investment Company that has been closed and for which the statute of limitations for assessments has expired, qualified as a "partnership" and each of such Sponsored Investment Companies has complied with all applicable provisions of law necessary to preserve and retain its elections and status as a partnership for U.S. federal income tax purposes; (3) each Sponsored Investment Company has timely filed all federal, state, local and foreign income and other Tax Returns and reports that it is required to file and all such Tax Returns and reports are accurate and complete in all material respects; and (4) each Sponsored Investment Company has timely paid, or reserved for, Taxes that it is required to pay and has paid or reserved for any deficiencies or other Tax assessments, including but not limited to all estimated Taxes and interest or penalties owed by it; (5) each Sponsored Investment Company has complied with all required tax information reporting requirements to which it is subject; and (6) such tax information reporting returns and reports have been timely filed and are accurate and complete in all material respects.

               (I) each Sponsored Registered Investment Company with variable insurance trust portfolios has complied with the diversification requirements of Section 817 of the Code;

               (J) each Sponsored Registered Investment Company has for each taxable year distributed at least ninety percent (90%) of its taxable income and tax-exempt interest income;

               (K) no Sponsored Registered Investment Company has been or is subject to the excise tax imposed under Section 4982 of the Code;

               (L) Advisors LP and each of its Subsidiaries that is treated as a partnership for U.S. federal income tax purposes has made a valid election under Section 754 of the Code and such election remains in full effect, and will remain in full force and effect, through the Closing Date; and

               (M) it has delivered or caused to be delivered or has made available to AZOA complete and accurate copies of all material Tax Returns (including attachments thereto other than any Forms K-1 attached to such Advisors LP Tax Returns filed with respect to any taxable year beginning prior to January 1, 1998) filed or furnished to any person by Advisors LP and each of its Subsidiaries during or with respect to the last three years, and complete and accurate copies of all closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings (if any) entered into with or issued by any taxing authority, by or with respect to Advisors LP or any of its Subsidiaries.

          (ii) Each Seller hereby represents and warrants that except as Previously Disclosed:

               (A) all material Tax Returns required to be filed or furnished to any person (including its partners) on or before the Closing Date by Holdings LP have been, or will be, duly and timely filed or furnished, the information reflected on those Tax Returns was, or when filed or furnished will be, accurate and complete in all material respects, and Holdings LP has, or will have, timely paid all material Taxes for which it is responsible that are due on or before the Closing Date, and through the Closing Date will have maintained adequate reserves on their books in accordance with its normal practices for all Taxes payable that have accrued but are not yet due;

               (B) no assessments, claims or deficiencies for any material Taxes of Holdings LP have been proposed, asserted, assessed, or threatened in writing, and no tax authority has stated in writing that any are forthcoming or threatened;

               (C) there are no outstanding waivers or agreements extending the applicable statute of limitations for any period with respect to any material Taxes of Holdings LP;

               (D) to the Sellers' knowledge, no claim has ever been made by a taxing authority in writing that Holdings LP may be subject to taxation or required to file a Tax Return in a jurisdiction where it does not file Tax Returns and Holdings LP is not aware of any jurisdiction that could properly make such a claim;

               (E) there are no Tax allocation, Tax sharing or Tax indemnity agreements to which Holdings LP is a party as to which Holdings LP would have liability after the Closing Date;

               (F) Holdings LP has made a valid election pursuant to Section 7704(g) of the Code, and such election remains in full effect, and will remain in full force and effect through the Closing Date;

                 (G) Holdings LP has made a valid election under Section 754 of the Code and such election remains in full effect, and will remain in full effect, through the Closing Date; and

                 (H) it has delivered or caused to be delivered or made available to AZOA complete and accurate copies of all material Tax Returns (including attachments thereto other than any Forms K-1 attached thereto) filed or furnished to any person by Holdings LP during or with respect to the last three years, and complete and accurate copies of all closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings (if any) entered into with or issued by any taxing authority, by or with respect to Holdings LP.

          (iii) PacMan hereby represents and warrants as to Holding LLC and Partners GP; Partners LLC hereby represents and warrants as to itself and Partners GP; Holding LLC hereby represents and warrants to itself and Partners GP; that, except as Previously Disclosed:

                 (A) all material Tax Returns required to be filed or furnished to any Person (including its owners) on or before the Closing Date by it or any of its Subsidiaries have been, or will be, duly and timely filed or furnished, the information reflected on those Tax Returns was, or when filed or furnished will be, accurate and complete in all material respects, and it or any of its Subsidiaries has, or will have, timely paid all material Taxes for which they are responsible that are due on or before the Closing Date, and through the Closing Date will have maintained adequate reserves on their books in accordance with their normal practices for all Taxes payable by them that have accrued but are not yet due;

                 (B) no assessments, claims or deficiencies for any material Taxes of it or any of its Subsidiaries have been proposed, asserted, assessed, or threatened in writing, and no tax authority has stated in writing that any are forthcoming or threatened;

                 (C) there are no outstanding waivers or agreements extending the applicable statute of limitations for any period with respect to any material Taxes of it or any of its Subsidiaries;

                 (D) to the knowledge of PacMan, Partners LLC and Holding LLC, no claim has ever been made by a taxing authority in writing that it or any of its Subsidiaries may be subject to taxation or required to file a Tax Return in a jurisdiction where it does not file Tax Returns and it or any of its Subsidiaries is not aware of any jurisdiction that could properly make such a claim;

               (E) there are no Tax allocation, Tax sharing or Tax indemnity agreements to which it or any of its Subsidiaries is a party;

               (F) for U.S. federal income tax purposes each of Partners GP and Partners LLC, is, and through the Closing Date will be, treated as a partnership;

               (G) for U.S. federal income tax purposes, Holding LLC is treated as a division of PacLife pursuant to Treasury Regulations (S) 301.7701-2(c)(2) and not as a separate taxable entity;

               (H) each of Partners GP and Partners LLC has made a valid election under Section 754 of the Code, and each such election remains in full force and effect and will remain in full force and effect through the Closing Date; and

               (I) it has delivered or caused to be delivered or made available to AZOA complete and accurate copies of all material Tax Returns (including attachments thereto) filed or furnished to any person by or with respect to Partners GP and Partners LLC during or with respect to the last three years, and complete and accurate copies of all closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings (if any) entered into with or issued by any taxing authority, by or with respect to Partners GP and Partners LLC.

     (u)  Internal Controls.  Each of the Sellers hereby represents and warrants
          -----------------
as to Holdings LP, Advisors LP, PIMCO and Oppenheimer Capital that each such Person has devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (v)  Derivatives, Etc.  Each of the Sellers hereby represents and warrants
          -----------------
that:

          (i) all Derivative Contracts entered into for Advisors LP's own account or for the account of any of its Subsidiaries were entered into in substantial compliance with Applicable Law and with counterparties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of it or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by the Bankruptcy and Equity Exception), and, to such Seller's knowledge, are in full force and effect; and

          (ii) neither Advisors LP nor any of its Subsidiaries, nor, to the knowledge of Advisors LP or any of its Subsidiaries, as the case may be, any other party thereto, is in breach in any material respect of any of its obligations under any such Derivative Contract.

     (w)  Intellectual Property.  Each of the Sellers for which Advisors LP is a
          ---------------------
Subsidiary hereby represents and warrants that:

          (i) Previously Disclosed is a complete and correct list of all Intellectual Property used in and material to the business of Holdings LP, Advisors LP, PIMCO or OpCap indicating (A) whether it is owned by Holdings LP or any of its Subsidiaries (collectively, the "Intellectual Property
                                                       ---------------------
     Rights") or used pursuant to a license, sublicense or other agreement
     ------
     authorizing Holdings LP, Advisors LP or such Subsidiary, as the case may be, to use such third-party Intellectual Property (collectively, the "Third-Party Intellectual Property Rights") and (B) which entity owns or is
     -----------------------------------------
     authorized to use such Intellectual Property Right or Third-Party Intellectual Property Right, as the case may be.

          (ii) Advisors LP and each of its Subsidiaries owns, or is licensed or otherwise possesses the right to use all such Intellectual Property Rights and, to the knowledge of Advisors LP or any of its Subsidiaries, all Intellectual Property Rights of Advisors LP and/or its Subsidiaries are valid and subsisting; and

          (iii)  except as Previously Disclosed:

                 (A) to such Seller's knowledge, neither Advisors LP nor any of its Subsidiaries is, nor will be as a result of the execution and delivery of any of the Transaction Documents to which such Person is a party or the performance of its obligations hereunder and thereunder, in violation of any Third-Party Intellectual Property Rights;

                 (B) no claims with respect to (1) the Intellectual Property Rights or (2) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of Advisors LP or its Subsidiaries, are threatened by any Person;

                 (C) to the knowledge of Advisors LP or its Subsidiaries, there are no valid grounds for any bona fide claims (1) to the effect that the distribution, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Advisors LP or any of its Subsidiaries, infringes on any Intellectual Property of any Person; (2) against the use by Advisors LP or any of its Subsidiaries of any Intellectual Property Right or Third-Party Intellectual Property Right; (3) challenging the ownership, validity or enforceability of any of the Intellectual Property Rights; or (4) challenging the license of or the right to use the Third-Party Intellectual Property Rights.

     (x)  Books and Records.  PacMan and Partners LLC as to their respective
          -----------------
Subsidiaries and each other Seller as to itself and its Subsidiaries hereby represents and warrants that each its books and records have been maintained, as required to permit each such Person to prepare and present its financial statements in accordance with GAAP (or generally accepted accounting principles applicable to such Person, where applicable).

     (y)  Insurance.  PacMan and Partners LLC as to their respective
          ---------
Subsidiaries and each other Seller as to itself and its Subsidiaries hereby represents and warrants that:

          (i) Previously Disclosed is a correct and complete list of all of the insurance policies, binders or bonds maintained by it or its Subsidiaries or under which it or any of its Subsidiaries pays the premiums ("Insurance Policies");
       ------------------

          (ii) it and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as its management reasonably has determined to be prudent in accordance with industry practices; and

          (iii) to its knowledge, all the Insurance Policies are in full force and effect.

     (z)  Year 2000 Compliance.  Except as Previously Disclosed, PacMan and
          --------------------
Partners LLC as to their respective Subsidiaries and each other Seller as to itself and its Subsidiaries, hereby represents and warrants that, to its knowledge:

                 (A) any and all software and hardware operated by Advisors LP or its Subsidiaries is capable of providing uninterrupted functionality to recognize, record, store, process and present calendar dates falling on or after December 31, 1999 and date-dependent data in substantially the same manner and with the same functionality as such software and hardware recognizes, records, stores, processes and presents calendar dates prior to December 31, 1999 and date-dependent data ("Y2K Compliant")
                                                               --------------
          as of the date hereof; and


               (B) other than any Clients, each supplier, vendor, financial institution or other organization with which Advisors LP or any of its Subsidiaries conducts business has remedied or will remedy on a timely basis its own Year 2000 issues and will be Y2K Compliant.

     (aa) Investment Advisory Activities.  Each of the Sellers hereby represents
          ------------------------------
and warrants that:

          (i)  Advisory Agreements, Investment Companies and Other Clients. (A)
               -----------------------------------------------------------
     Previously Disclosed in Advisors LP's Disclosure Schedule is a complete and correct list, as of September 30, 1999, of (1) all of the Sponsored Registered Investment Companies, (2) all Sponsored Non-Registered Investment Companies, (3) to Seller's knowledge, all Registered Investment Companies other than Sponsored Registered Investment Companies which are a party to Advisory Agreements with Advisors LP or its Subsidiaries and (4) other Clients, in each case (2), (3) AND (4) having assets under management of $100 million or more with one of Advisors LP or its Subsidiaries as of such date and in each case, showing the aggregate amount of assets under management with Advisors LP and its Subsidiaries as of such date;

               (B) it has previously made available to AZOA complete and correct copies of each Advisory Agreement with any of the Clients listed on the Disclosure Schedule of Advisors LP with reference to Section (aa)(i) (the "Client Contracts");

               (C) each Client Contract and any subsequent renewal has been duly authorized, executed and delivered by Advisors LP or the applicable Subsidiary of Advisors LP and, to the knowledge of such Seller, each other party thereto, and is a valid and legally binding agreement, enforceable against Advisors LP or such Subsidiary and, to the knowledge of such Seller, each other party thereto, subject to the Bankruptcy and Equity Exception;

               (D) each of Advisors LP and its Subsidiaries and, to the knowledge of such Seller, each other party thereto, is in substantial compliance with the terms of each Client Contract to which it is a party, and is not currently in default under any of the terms of any such Client Contract; there does not exist under any Client Contract any event or condition that, after notice or lapse of time or both, would constitute an event of default thereunder on the part of Advisors LP or such Subsidiary, or, to the knowledge of such Seller, any other party thereto;

               (E) each commodity trading advisor disclosure document provided by Advisors LP or any of its Subsidiaries to any Client did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

               (F) neither Advisors LP, any of its Subsidiaries, or to such Seller's knowledge, any other person "associated" (as defined under the Investment Advisers Act) with Advisors LP or any of its Subsidiaries, has been convicted of any crime or has been subject to any disqualification that would be a basis for denial, suspension, or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4) - 4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act during the five-year period immediately preceding the date hereof; and, to the knowledge of such Seller, there is no basis for, or proceeding or investigation that could reasonably be expected to become the basis for, any such disqualification, denial, suspension or revocation;

          (ii) Sponsored Non-Registered Investment Companies.
               ---------------------------------------------

               (A)(1) each Sponsored Non-Registered Investment Company that is a juridical entity has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate partnership, limited liability company, or similar power and authority, and possesses all rights, licenses, authorizations and approvals necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it is now conducted, and is duly qualified, licensed or registered to do business in each jurisdiction where it is required to do so under Applicable Law (except where the failure to do so is not material to its business) and (2) each Sponsored Non-Registered Investment Company is in substantial compliance with the terms and conditions of its Constituent Documents;

               (B)(1) all outstanding shares or units of each Sponsored Non-Registered Investment Company have been issued and sold in substantial compliance with Applicable Law; and (2) each Sponsored Non-Registered Investment Company, since inception of operations, has been operated and is currently operating in substantial compliance with its respective investment objectives and policies and Applicable Law;

               (C) it has delivered or made available to AZOA complete and correct copies of the audited financial statements for each of the Sponsored Non-Registered Investment Companies for each of their respective fiscal years ending in 1997 and 1998, and will deliver to AZOA complete and correct copies of any financial statements (whether quarterly or annual) prepared in the ordinary course for periods ending after the date hereof and before the Closing Date promptly upon such financial statements becoming available (the "Sponsored Non-Registered Investment Company
                              -------------------------------------------
     Financial Statements").  None of such Sponsored Non-Registered Investment
     --------------------
     Companies has incurred any obligation or liability (contingent or other) that, individually or in the aggregate, is or would be, when accrued, material to the financial condition or results of operations of such Sponsored Non-Registered Investment Company, except as reflected in the Sponsored Non-Registered Investment Company Financial Statements or as may be incurred in the ordinary course of investment operations, consistent with past practice, since the date of the most recent Sponsored Non-Registered Investment Company Financial Statement;

               (D) each of the Sponsored Non-Registered Investment Companies has timely filed any documents required to be filed with applicable regulatory or other Governmental Authorities (except where the failure to timely file would not have a material adverse effect on its business or operations), and such documents have been prepared in substantial compliance with Applicable Law;

               (E) none of the Sponsored Non-Registered Investment Companies has been enjoined, indicted, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any violation of the Securities Laws;

               (F) each Investment Company Board of any Sponsored Non-Registered Investment Company having such a Board operates in substantial conformity with all requirements and restrictions applicable to such Sponsored Non-Registered Investment Company under all Applicable Laws to which such Sponsored Non-Registered Investment Company is subject;

               (G) as of the Closing Date, the resolutions of each Board of a Sponsored Non-Registered Investment Company, including approval of new Advisory Agreements or transfer of existing Advisory Agreements, were duly adopted by each such Board by the requisite affirmative vote, and such resolutions remain in full force and effect;

                 (H) as of the Closing Date, no further action by the Board of any Sponsored Non-Registered Investment Company or by the shareholders of any such Sponsored Non-Registered Investment Company is required in connection with the transactions contemplated by this Agreement and the other Transaction Documents;

          (iii)  Sponsored Registered Investment Companies.
                 -----------------------------------------

                 (A) each Sponsored Registered Investment Company is, and at all times required under the Securities Laws has been, duly registered with the SEC as an investment company under the Investment Company Act; and each Sponsored Registered Investment Company is in substantial compliance with the terms and conditions of its Constituent Documents.

                 (B) Advisors LP has delivered or made available to AZOA complete and correct copies of the audited financial statements for each of the Sponsored Registered Investment Companies for each of their respective fiscal years ending in 1997 and 1998, and will deliver or make available to AZOA complete and correct copies of any interim financial statements (whether quarterly or annual) prepared in the ordinary course for periods ending after the date hereof and before the Closing Date promptly upon such financial statements becoming available (the "Sponsored Registered
                                                   --------------------
     Investment Company Financial Statements").  None of the Sponsored
     ---------------------------------------
     Registered Investment Companies has incurred any obligation or liability (contingent or other) that, individually or in the aggregate, is or when accrued, would be, material to the financial condition or results of obligations of such Sponsored Registered Investment Company, except as reflected in its Investment Company Financial Statements or as may be incurred in the ordinary course of its investment operations, since the date of the most recent Sponsored Registered Investment Company Financial Statement;

                 (C)(1) it has delivered or made available to AZOA complete and correct copies of each Advisory Agreement in effect on the date hereof between Advisors LP or any of its Subsidiaries and a Sponsored Registered Investment Company or any other Registered Investment Company; (2) each such Advisory Agreement and any subsequent renewal has been duly authorized, executed and delivered by Advisors LP or such Subsidiary, as the case may be, the Registered Investment Company and, to the knowledge of such Seller, as the case may be, each other party thereto, if any; and is a valid and legally binding agreement, enforceable against Advisors LP or such Subsidiary, as the case may be, and, to the knowledge of each Seller, each other party thereto (subject to the Bankruptcy and Equity Exception); and (3) in the case of each Advisory Agreement with a Sponsored Registered Investment Company has been adopted in compliance with

     Section 15 of the Investment Company Act, and if applicable, Rule 12b-1 thereunder;

               (D) each current prospectus (which term, as used in this Agreement, shall include any related statement of additional information), as amended or supplemented, relating to each Sponsored Registered Investment Company has been supplied or made available to AZOA; each such prospectus, as amended or supplemented, is in substantial compliance with the requirements of the Securities Act and the Investment Company Act, applicable state laws and, where applicable, the rules of the NASD. None of such prospectuses, amendments or supplements, as of their respective dates, includes or included an untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

               (E) none of the Advisory Agreements with a Sponsored Registered Investment Company and Advisors LP or any Subsidiary of Advisors LP contains any undertaking by such entity to cap fees or to reimburse any or all fees thereunder, except as of the date hereof, (i) as may be disclosed in the applicable Investment Company Financial Statements or (ii) as has been Previously Disclosed, and except, as of any other date on or prior to the Closing Date as may be agreed from time to time with the Board of any Sponsored Registered Investment Company on terms deemed to be in the best interests of such Sponsored Registered Investment Company and its shareholders;

               (F) a complete and correct copy of each distribution plan adopted by the Board of a Sponsored Registered Investment Company under Rule 12b-1 under the Investment Company Act ("12b-1 Plan") (or form of 12b-
                                                   ----------
     1 Plan adopted by similar series or classes of shares offered by more than one Investment Company) has been provided or made available to AZOA; and all payments due since December 31, 1997 under each distribution or principal underwriting agreement to which any Sponsored Registered Investment Company is a party have been made in compliance with the related 12b-1 Plan; and the operation of each such 12b-1 Plan currently complies with Rule 12b-1.

               (G) each of the Sponsored Registered Investment Companies has issued its shares, units or other interests and operated in substantial compliance with its investment objectives and policies and with Applicable Law, including Section 17 of the Investment Company Act; and each Board of a Sponsored Registered Investment Company has been established and operates in conformity with the requirements and restrictions of Sections 10 and 16 of the Investment Company Act;

               (H) as of the Closing Date, each Board of a Sponsored Registered Investment Company has taken such action required to be taken to approve new Advisory Agreements and to constitute itself in each case so as to comply with the provisions of Section 15 of the Investment Company Act and Rule 12b-1 thereunder;

               (I) except as contemplated by Section 4.04(e), no further action of the Board of any Sponsored Registered Investment Company or of the shareholders of any such Sponsored Registered Investment Company is required in connection with the transactions contemplated by this Agreement and the other Transaction Documents;

               (J) each of (1) the proxy solicitation materials to be distributed to the shareholders of each Sponsored Registered Investment Company in connection with the approvals described in Section 4.04(e) and
     (2) the materials provided to the Boards of the Sponsored Registered Investment Companies in connection with the approvals of the Board Resolutions have provided and will provide all information necessary in order to make the disclosure of information therein satisfy the requirements of Section 14 of the Exchange Act, Sections 15 and 20 of the Investment Company Act and the rules and regulations thereunder and such materials and information (except to the extent supplied by AZOA or its Affiliates) will be complete in all respects and will not contain (at the time such materials or information are distributed, filed or provided, as the case may be) any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading or necessary to correct any statement or any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading;

               (K) except as Previously Disclosed and made available to AZOA, as of the date hereof, no exemptive orders have been obtained, nor are any requests pending therefor, with respect to any Sponsored Registered Investment Company under any of the Securities Laws;

               (L) each of Advisors LP and any Subsidiary of Advisors LP that acts as an investment adviser or distributor to a Registered Investment Company has adopted a formal code of ethics and a written policy regarding insider trading, a complete and accurate copy of each of which has been provided or made available to AZOA and each of which substantially complies with Applicable Law. The policies of Advisors LP and each such Subsidiary with respect to avoiding conflicts of interest are as set forth in the most recent Forms ADV thereof, as amended, complete and correct copies of which have been provided or made available to AZOA; and to such Seller's knowledge, there have been no material violations or allegations of violations of such policies that have occurred or been made that have not been addressed in accordance with these procedures;

               (M) neither Advisors LP nor any of its Subsidiaries or Affiliates has any express or implied understanding or arrangement which would impose an unfair burden on any of the Sponsored Registered Investment Companies or would in any way violate Section 15(f) of the Investment Company Act as a result of any of the Transactions;

               (N) neither Advisors LP, any of its Subsidiaries, the Sponsored Investment Companies or to the best of such Seller's knowledge, any other person "associated" (as defined under the Investment Advisers Act) with Advisors LP, any of its Subsidiaries or any of the Sponsored Registered Investment Companies, has for a period not less than five (5) years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for disqualification as an investment adviser to any Investment Company pursuant to Section 9(a) of the Investment Company Act, and to such Seller's knowledge there is no basis for, or proceeding or investigation that could become the basis for, any such disqualification.

     (bb) Environmental Matters.  PacMan and Partners LLC as to their respective
          ---------------------
Subsidiaries and each other Seller as to itself and its Subsidiaries hereby represents and warrants that (i) it and each of its Subsidiaries is in substantial compliance with applicable Environmental Laws; and (ii) neither it nor any of its Subsidiaries has received any written claims or notices alleging liability under any Environmental Law.

     (cc) Revenue Run-Rate.  Each Seller hereby represents and warrants that
          ----------------
Previously Disclosed is a complete and accurate calculation of the Revenue Run-Rate as of September 30, 1999.


     3.04 Representations and Warranties of AZOA.  Subject to Sections 3.01 and
          --------------------------------------
3.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph in this Section 3.04, unless otherwise provided herein, AZOA makes each of the following representations and warranties as to itself, Allianz, Allianz GP Sub, Holdings LP Merger Sub and Advisors LP Merger Sub, provided, however that no representation or warranty
                        --------
made pursuant to this Section 3.04 with respect or relating to either Holdings LP Merger Sub, Allianz GP Sub, Holdings LP General Partner or Advisors LP Merger Sub, as the case may be, will be deemed made until the date on which such Person executes and delivers to Advisors LP the Supplement to this Agreement contemplated by Section 2.06:

          (a)  Organization, Standing and Authority.
               ------------------------------------

               (i) It is duly organized, validly existing and, if organized in a jurisdiction recognizing the concept of good standing, in good standing under the laws of its jurisdiction of organization, as Previously Disclosed, with full power and authority to own, lease or operate its assets and to carry on its business as currently conducted;

               (ii) it is duly qualified to do business and is in good standing in each state of the United States where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified; and

               (iii) prior to the date hereof, AZOA has made available to Sellers a complete and correct copy, as of the date hereof, of the Constituent Documents of each such Person other than Allianz and, in the case of Allianz, will make available promptly after the date hereof its satzung, in each case as amended to such date. As of the date hereof, each such Constituent Document and satzung is in full force and effect.

          (b)  Authority; Approval and Fairness.
               --------------------------------

               (i) It has all requisite corporate, partnership or limited liability company power and authority and has taken all corporate, partnership or limited liability company action necessary in order to execute, deliver and perform its obligations under each of the Transaction Documents to which it is or will be a party and to consummate the transactions contemplated thereby; and

               (ii) each Transaction Document to which it is a party is or, when executed and delivered in accordance with the terms thereof or of this Agreement and assuming the due authorization, execution and delivery by each other Person who is a party thereto, will be a valid and binding agreement of it, enforceable against it in accordance with its respective terms, subject to the Bankruptcy and Equity Exception.

          (c)  Regulatory Filings; No Defaults.
               -------------------------------

               (i) Except as Previously Disclosed, no consents, registrations, approvals, permits or authorizations of, or notices, reports, registrations or other filings with, any Authority are required to be made or obtained by it in connection with the execution, delivery or performance by any such Person of this Agreement or any other Transaction Document to which it is a party, or to consummate the transactions hereunder or thereunder except for filings to be made under the HSR Act and the filings required pursuant to Sections 2.01(b) and 2.03(b); and

               (ii) except as Previously Disclosed, the execution and delivery by it of each of the Transaction Documents to which it is a party does not, and, subject to the satisfaction of Section 3.04(c)(i) above, the consummation of the transactions thereunder will not, constitute or result in a breach or violation of, or a default under, the Constituent Documents of any such Person.

          (d)  Capitalization of Allianz.
               -------------------------

               (a) As of September 15, 1999, the capital stock of Allianz amounted to (Euro) 627,891,200, subdivided into 245,270,000 registered no-par-value shares issued and outstanding which are only transferable with the approval of Allianz;

               (b) as of September 15, 1999, the authorized unissued capital and the conditionally authorized capital of Allianz were as follows: authorized unissued capital I of (Euro) 135,492,348.52; authorized unissued capital II of (Euro) 30,677,512.87; authorized unissued capital III of (Euro) 51,129,188.12; authorized unissued capital IV of
          (Euro) 2,469,521.77; authorized unissued capital V of (Euro) 2,556,459.41; and conditionally increased capital of (Euro) 10,240,000; and

               (c) each of the outstanding Allianz shares was duly authorized and validly issued, and is fully paid, nonassessable and subject to no preemptive rights and was not issued in violation of any preemptive rights.

          (e)  Allianz Financial Statements.  Each of the audited consolidated
               ----------------------------
     financial statements of Allianz for the fiscal years ended December 31, 1996, 1997 and 1998 as reported in Allianz's Annual Report for 1996, 1997 and 1998, respectively, and the unaudited financial statement for the first half year of 1999 has been made available to Advisors LP. Each of the consolidated balance sheets included therein (including the related notes) fairly presents the financial condition of Allianz, as of its date, and each of the consolidated income statements and cash flow statements included therein (including the related notes) fairly presents the results of operations and cash flow, respectively, of Allianz, for the periods set forth therein, in each case in accordance with the applicable German accounting rules and, in the case of the audited consolidated financial statements for the fiscal year ended December 31, 1998, also in accordance with the standards set by the International Accounting Standards Committee consistently applied during the periods involved, except as may be noted therein.

          (f)  Qualifications.  Neither it, nor, to its knowledge, any person
               --------------
     "associated" (as defined in the Investment Advisers Act) with it, is, as of the date hereof, ineligible to serve as an investment adviser to any Investment Company pursuant to Section 9(a) of the Investment Company Act or is subject to potential disqualification to serve as an investment adviser pursuant to Section 203 of the Investment Advisers Act or as an associated person to a registered investment adviser, or under Rule 206(4)- 3 or is the subject of a rebuttable presumption under Rule 206(4)-4(b) of the Investment Advisers Act.

          (g)  Investment Company Act.  As of the date hereof, except as
               ----------------------
     Previously Disclosed, neither Allianz nor, to the knowledge of AZOA, any Subsidiary of Allianz that is part of the Asset Management Division of Allianz has entered into any Contract (disregarding for this purpose any of the Transaction Documents) which would impose an "unfair burden" on any of the Sponsored Investment Companies of Advisors LP after the Closing.

          (h)  Absence of Certain Changes.  Since December 31, 1998, as of the
               --------------------------
     date hereof, no event which has resulted in or could reasonably be expected to result in a Material Adverse Effect has occurred.

          (i)  ERISA.  No person who is an "affiliate" of AZOA within the
               -----
     meaning of Section V(c)(i) of Department of Labor Prohibited Transaction Exemption 84-14 ("PTE 84-14") has been convicted of, or pleaded guilty to,
                       ---------
     a crime described in Section I(g) of PTE 84-14.


                                  ARTICLE IV

                                   Covenants

      4.01 Conduct Prior to Closing.  Each Seller other than PacMan and Partners
           ------------------------
LLC as to themselves shall, and each Seller shall cause each of its Subsidiaries to, conduct its business and each of their respective businesses, as the case may be, in the ordinary and usual course and to preserve its business organization and their respective business organizations and assets intact and maintain existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates.

Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated in any other Transaction Document or as Previously Disclosed, each such Seller other than PacMan and Partners LLC as to themselves, shall not, and each Seller shall cause each of its Subsidiaries (as to PacMan, only including Holding LLC and its Subsidiaries) not to, do any of the following without the prior written consent of AZOA, which shall not be unreasonably withheld:

          (a) issue, sell, pledge, grant, allocate, dispose of or encumber any Equity Interests in it or any of its Subsidiaries or any options, warrants, conversion or other rights or understandings of any kind, contingent or otherwise, to purchase any such Equity Interests;

          (b)  admit any new partner or member;

          (c) directly or indirectly, adjust, split, combine or reclassify any of its Equity Interests;

          (d) declare, set aside, make or pay any dividend or other distribution in cash, stock or property in respect of its Equity Interests, or repurchase, redeem or otherwise acquire, directly or indirectly, any of its Equity Interests;

          (e) other than in the ordinary course of its business transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any of its or their material property or assets, tangible or intangible, or incur or modify any material indebtedness or other liability;

          (f) make, authorize or commit for any capital expenditures other than in the ordinary course of business or their respective businesses, as the case may be, or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity, provided that the investment
                                                    --------
     restrictions contained in this clause (f) shall not apply to capital expenditures or investments made in the ordinary course of business;

          (g) subject to its fiduciary duties, propose that any action be taken by the Board of a Sponsored Investment Company, other than actions in the ordinary course of business that are not adverse to the interests of Advisors LP or Subsidiaries;

          (h) terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify any Compensation and Benefit Plan, including any agreement entered into pursuant to any Compensation and Benefit Plan;

           (i) amend, supplement or restate its or any of its Subsidiaries' Constituent Documents, as the case may be, or enter into any Written Consents which in effect amend, supplement or restate such Constituent Documents;

           (j) implement or adopt any change in any respect of its accounting practices, policies or principles other than as may be required by GAAP;

           (k)  make or revoke any Tax election;

           (l) enter into any Contract that would constitute a Key Contract with any other Seller or any Affiliate or Subsidiary of any Seller, or make any amendment or modification to any such agreement except in the ordinary course of business; or

           (m)  authorize or enter into an agreement to do any of the foregoing.

      4.02 Acquisition Proposals.  Each of the Sellers agrees that it will not
           ---------------------
and will cause each of its Subsidiaries, if any, and its and any such Subsidiaries' respective executive officers and directors not to, and each such Seller agrees to direct its and any such Subsidiaries' employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries not to initiate or solicit directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders, members or unitholders) with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any Equity Interests in, any Seller or any of its Subsidiaries (in the case of PacMan, only including Holding LLC and its Subsidiaries) other than PIMCO Trust Company and Columbus Circle Trust Company (each such Person being referred to in this Section 4.02(a) as a "subject Person" and any such proposal or offer being hereinafter referred to as
 --------------
an "Acquisition Proposal") or directly or indirectly engage in any negotiations
    --------------------
concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Section 4.02 shall prevent any
--------  -------
Seller or its managing member, general partner or management board from (A) in the case of Holdings LP or its management board or representatives, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or providing any other legally required disclosure to the partners of Advisors LP and Holdings LP; (B) providing information to, or engaging in any negotiations or discussions with, any Person who has made an unsolicited bona
                                                                         ----
fide written Acquisition Proposal; or (C) recommending such an Acquisition
----
Proposal to the members, partners or unitholders of such Seller and withdrawing the prior recommendation of this Agreement, if and only to the extent that, in each such case referred to in clause (B) or (C) above, such managing member, general partner or board determines in good faith, after consultation with its advisers, including its outside counsel, that such Acquisition Proposal, if accepted, is reasonably capable of being consummated, taking into account all legal, financial and regulatory aspects of the proposal and would, if consummated, result in a transaction more favorable to such Seller's members or unitholders, as the case may be, from a financial point of view than the transactions contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). Each
                                                   -----------------
Seller agrees that it will notify Allianz and AZOA promptly (within one business day of receipt) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Allianz and AZOA reasonably informed on the status and terms of any such proposals or offers and the status of any such discussions or negotiations. Each such Seller shall, and shall cause each Subsidiary to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Allianz and AZOA with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal.

      4.03 Retention and Bonus Programs.  In connection with the Closing, (a)
           ----------------------------
PIMCO shall establish the PIMCO Non-Qualified Profit Sharing Plan, amending the 1994 Profit Sharing Plan, substantially on the terms described in Exhibit E, or as otherwise agreed by AZOA and Partners LLC (the "PIMCO Non-Qualified Profit
                                                   --------------------------
Sharing Plan"; (b) Advisors LP shall establish the PIMCO Advisors LP Transition
------------
and Retention Plan and the PIMCO Advisors LP Retention Plan for Executives of Pacific Investment Management Company, each substantially on the terms set forth in Exhibits F and G, respectively, or as otherwise agreed by AZOA and Partners LLC (the "Transition Retention Plan" and the "Retention Plan", respectively) (c)
          -------------------------           --------------
PIMCO and Advisors LP shall establish the PIMCO Class B Unit Purchase Plan, substantially on the terms described in Exhibit H hereto (the "PIMCO Class B
                                                               -------------
Unit Purchase Plan") and (d) Advisors LP shall enter into employment contracts
------------------
substantially in the form of Exhibit I with Mr. Poovey and Exhibit J with Messrs. Weil, Fitzgerald, Ward and Treadway.

      4.04 Filings, Other Actions; Notification.  (a)  Each of the Sellers and
           ------------------------------------
AZOA shall cooperate with each other and shall cause their respective Subsidiaries to use, their respective reasonable best efforts to, and propose to the Sponsored Investment Companies that they, take or cause to be taken all actions, and do or cause to be done all things necessary, proper or advisable on its part under the Transaction Documents and Applicable Laws to consummate and make effective the Transactions as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Authority in order to consummate the Transactions. Subject to Applicable Laws relating to the exchange of information, AZOA, Advisors LP, Partners GP and PacLife shall, to the extent practicable, consult the other on and obtain consent with respect to all the information relating to AZOA or the Sellers, as the case may be, and any of their respective Subsidiaries that appear in any filing made with, or written materials submitted to, any Authority in connection with the Transactions. In exercising the foregoing right, AZOA and the Sellers shall act reasonably and as promptly as practicable.

          (b) AZOA and each of the Sellers shall, upon request by another Party, cooperate with and furnish to such Party all information concerning itself, its Subsidiaries, general partners, members, directors, officers and unitholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application required to be made by or on behalf of any of Allianz, AZOA, the Sellers, or any of their respective Subsidiaries to any Authority in connection with the Transactions.

          (c) AZOA and the Sellers shall keep the other apprised of the status of matters relating to completion of the Transactions, including promptly furnishing the other Party or Parties with copies of any material written notices or other material communications received by AZOA, the Sellers or any of their respective Subsidiaries, from any Authority with respect to the Transactions.

          (d) Each of the Sellers shall give prompt notice to AZOA and AZOA shall give prompt notice to each of the Sellers of (a) any event or condition that would cause any of the representations and warranties made by such Person or any of its Subsidiaries party hereto contained herein no longer to be complete and accurate in any material respect as of any date on or before the Closing Date, (b) any failure on the part of such Person or such Subsidiaries to comply with any of its material covenants or agreements contained herein at any time on or before the Closing Date, (c) any notice of, or other communication relating to, a material default or other event, which with notice or the lapse of time or both would become a material default, received by such Person or any of such Subsidiaries subsequent to the date of this Agreement and prior to the Closing Date, under any Key Contract of any of them, (d) any material written notice or other material communication from any third party alleging that the consent of such third party is or may be required in connection with the Transactions, and (e) any change that is reasonably likely to result in a Material Adverse Effect.

          (e) To the extent that the rights of any Seller, any Subsidiary thereof or any Client under any agreement, including any Advisory Agreement, may not be assigned by operation of law without the consent or approval of another party thereto or terminates upon any assignment, each of the Sellers shall use its reasonable best efforts to obtain, and to cause its Subsidiaries, if any, to obtain, any such consent and its reasonable best efforts to obtain such consents, in the aggregate, as are necessary to satisfy the condition set forth in Section 5.02(c). Without limiting the generality of the foregoing, Advisors LP and each of Partners GP and Holdings LP, as general partners of Advisors LP as promptly as practicable shall (a) use, and use its reasonable best efforts to cause each Sponsored Investment Company to use, its reasonable best efforts to obtain, or cause to be obtained, all consents necessary to be obtained by Advisors LP, any of its Subsidiaries or any of the Sponsored Investment Companies in order to consummate the Transactions (including, to the extent required by Applicable Law or Contract, the approval of each Investment Company Board and shareholders or unitholders of each of the Sponsored Investment Companies), (b) use its reasonable best efforts to cause each Registered Investment Company to prepare, file with and cause to be cleared by the SEC and all other Authorities having jurisdiction thereover, as promptly as practicable after the date hereof, all proxy solicitation materials required to be distributed to shareholders of the Registered Investment Companies with respect to the actions recommended for shareholder approval by the Investment Company Boards and (c) use its reasonable best efforts to cause each Registered Investment Company to mail such proxy solicitation materials to such shareholders promptly after clearance by the SEC and cause to be submitted to a meeting of shareholders of such Registered Investment Company as soon as practicable after such mailing the proposals described in clause (ii), above, all such consents and such proxy solicitation, to be in form and substance reasonably satisfactory to AZOA and in compliance with Section 3.03(aa).

     4.05 Investment Company Matters.
          --------------------------

          (a) Prior to the Closing, each of the Parties shall use its reasonable best efforts to ensure compliance with Section 15(f) of the Investment Company Act, so that the transactions contemplated by this Agreement will be in compliance at the Closing with such Section 15(f), including, to assure that on the Closing Date at least 75% of the board of directors or trustees of each Registered Investment Company are not "interested persons" (as defined in the Investment Company Act) of Advisors LP or Allianz.

          (b) Each of the Parties agrees following the Closing to use their respective reasonable best efforts to assure compliance with the conditions of
Section 15(f) of the Investment Company Act as it applies to the Transactions. Notwithstanding anything to the contrary contained herein, the covenants of the Parties contained in this Section 4.05(b) are intended only for the benefit of the Parties and holders of their respective Equity Interests immediately prior to the Effective Time and for no other Person.

          (c) Advisors LP and each of Partners GP and Holdings LP, as general partners of Advisors LP, shall use, and shall cause Advisors LP's Subsidiaries to use, subject to any fiduciary requirements to the Sponsored Registered Investment Companies, their reasonable best efforts to ensure that the Sponsored Registered Investment Companies take no action that would (a) prevent any Sponsored Registered Investment Company from qualifying as a "regulated investment company," within the meaning of Section 851 of the Code, (b) with respect to the Sponsored Non-Registered Investment Companies that are currently taxed as partnerships, take no action that would cause such a Sponsored Non-Registered Investment Company to be subject to taxation on a net income basis under the Code or (c) be inconsistent with any Sponsored Registered Investment Company's prospectus or other offering document and other offering, advertising and marketing materials.

     4.06 Advisory Agreements.  Unless otherwise previously agreed to by AZOA,
          -------------------
Advisors LP shall and shall cause each Subsidiary of Advisors LP that is a registered investment adviser to notify each Client, subject to Section 4.04(e) with respect to the Registered Investment Companies, of the Transactions and to use its reasonable best efforts to obtain, prior to the Closing Date, the consent of each such Client (whether by affirmative consent or negative consent, as applicable) to the "assignment" (as such term is used in the Investment Advisers Act) of its Advisory Agreement as a result of the Transactions in accordance with the Investment Advisers Act. Each of the Sellers shall cooperate and consult with AZOA regarding material written communications with Clients concerning the obtaining of such consents.

     4.07 Taxation.
          --------

          (a) From and after the Closing Date, all Tax examinations, audits and contests relating to periods or partial periods ending prior to or on the Closing Date relating to Advisors LP or any of its Subsidiaries, Holdings LP, Partners GP or Holding LLC (such entities, the "Acquired Entities"), shall be
                                                -----------------
controlled jointly by PacMan and the MD Representatives.

          (b) AZOA will prepare and file, or cause to be prepared and filed, all Tax Returns that include the business and operations of the Acquired Entities for any period or partial period ending prior to or on the Closing Date; provided, however, that (i) PacMan and the MD Representatives shall have the right to review and approve such Tax Returns prior to filing and (ii) all such Tax Returns shall, to the extent not prohibited by applicable Tax law, be prepared and filed on a basis consistent in all material respects with the Tax Returns of the applicable Acquired Entity as prepared and filed in prior periods. Prior to filing such Tax Returns, AZOA will make any changes to such Tax Returns as are reasonably requested by PacMan or the MD Representatives, and for such purposes any such request shall be deemed reasonable to the extent it requests conformity to prior Tax Return positions as required under clause (ii) of the preceding sentence.

          (c) Each of Advisors LP, any Subsidiary of Advisors LP that is treated as a partnership for U.S. federal income tax purposes, Holdings LP, Partners GP, Partners LLC, NFJ LP, Parametric LP and Cadence LP, shall make an election, or continue in effect any election previously made, under Section 754 of the Code and any comparable provision of any other Tax law for the year in which the Closing occurs.

          (d) None of the Acquired Entities will make any Tax election, or revoke any Tax election previously made, without the prior written consent of AZOA.

          (e)  Each Seller agrees to take all actions described in Annex C.

     4.08 Access; Information.
          -------------------

          (a) Each of Partners GP, Holdings LP, and Advisors LP agrees that upon reasonable notice and subject to Applicable Laws relating to the exchange of information, it shall afford or cause its Subsidiaries to afford Allianz, AZOA and the officers, employees, counsel, financial advisors, auditors, accountants and other authorized representatives of Allianz and AZOA (collectively, the "Allianz Representatives"), such access throughout the period
                    -----------------------
prior to the Effective Time to the books, records (including, without limitation, any Tax Returns and work papers of independent auditors), offices, properties and personnel of such Person, its Subsidiaries and any Sponsored Investment Company and to such other information as an Allianz Representative may reasonably request and, during such period, it shall furnish promptly to Allianz and AZOA and, at the request of Allianz or AZOA, to any Allianz Representatives (i) a copy of each report, schedule and other document filed by it, its Subsidiaries or any such Sponsored Investment Company pursuant to the requirements of federal or state securities laws, and (ii) all other financial and operating data and other information concerning the business, properties, assets and personnel of it, its Subsidiaries or any Sponsored Investment Company as an Allianz Representative may reasonably request.

          (b) Each of the Parties agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
4.08 (as well as any other information obtained in connection with its consideration or consummation of any of the transactions contemplated by any of the Transaction Documents, including any information obtained prior to the date hereof) for any purpose unrelated to the consummation of the Transactions or the Transaction Documents. Subject to the requirements of law, each Party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.08 (as well as any other information obtained in connection with its consideration or consummation of any of the transactions contemplated by any of the Transaction Documents) unless such information (1) was already known to such Party, (2) becomes available to such Party from other sources not known by such Party to be bound by a confidentiality obligation, (3) is disclosed with the prior written approval of the Party to which such information pertains or (4) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the Transactions shall otherwise fail to be consummated, each Party shall promptly cause all copies of documents or extracts thereof containing information and data as to any of the other Parties to be returned to the appropriate Party. No investigation by any Party of the business and affairs of any of the Parties and their respective Subsidiaries shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement or any of the other Transaction Documents, or the conditions to any Party's obligation to consummate any of the transactions contemplated by any of the Transaction Documents.

     4.09  Publicity. The initial press release announcing the execution of this
           ---------
Agreement shall be a joint press release and thereafter PacMan, Advisors LP, Partners LLC and AZOA shall consult with each other, to the extent practicable, as applicable, prior to issuing any press releases or otherwise making public announcements with respect to the Transactions or the Transaction Documents and prior to making any filings with any Authority with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

     4.10  Effect of Investigations.  No investigation by the Parties made
           ------------------------
heretofore or hereafter, or the provision of any documents, whether pursuant to this Agreement or otherwise (including without limitation, any action taken by or information provided to AZOA pursuant to the provisions of Section 4.08) shall affect or be deemed to modify any of the representations and warranties of any of the Parties which are contained herein and each such representation and warranty shall survive such investigation.

     4.11  Takeover Statutes.  If any Takeover Statute is or may become
           -----------------
applicable to any of the Transactions, each of the Sellers and their respective boards of directors, general partners, managing members or managing boards, as applicable, shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by the Transaction Documents, and otherwise act to eliminate or minimize the effects of such statute or regulation on such Transactions.

     4.12  Reasonable Best Efforts.
           -----------------------

           (a) Subject to the terms and conditions of this Agreement, each of the Sellers shall, shall use its reasonable best efforts to cause each of its Subsidiaries, if any, and shall use its reasonable best efforts to cause each of the Sponsored Investment Companies, to take, and AZOA shall, and shall use its reasonable best efforts to cause each of its Subsidiaries that is a party hereto to, take, or cause to be taken, all actions, and shall do, or cause to be done, all things necessary, proper or desirable, or advisable under Applicable Laws, so as to fulfill all conditions and obligations on its part to be performed or fulfilled under the Transaction Documents, to permit consummation of the Transactions as promptly as practicable and otherwise to enable consummation of the Transactions, and shall cooperate fully with each of the other Parties to that end.

           (b) To the extent that any consent, waiver or agreement of a Party is necessary to permit or effect any transaction contemplated by this Agreement and the other Transaction Documents, each Party hereby grants or provides such consent, waiver or agreement.

     4.13  Other Agreements.  Prior to or in connection with the Closing each of
           ----------------
the Sellers and AZOA shall, and shall cause their respective Subsidiaries to, take the following actions, to the extent applicable:

           (a) Each Seller shall cooperate with the other Sellers and use its reasonable best efforts to cause the arrangements for New Class B Units of Advisors LP, substantially in the terms set forth on Exhibit K, to be offered as provided therein and to cause such arrangements to be accepted; and Holdings LLC (as of such time a Subsidiary of AZOA) shall enter into an amendment to each ETA of Holdings LLC with each consenting PIMCO MD who is an ETA Holder (each, an "ETA Amendment").
                              -------------

           (b) AZOA and PacMan shall enter into the Continuing Investment Agreement in the form of Exhibit L hereto or as otherwise agreed by AZOA and PacMan (the "Continuing Investment Agreement");
                      -------------------------------

           (c) AZOA, Advisors LP and PacMan shall enter into the Indemnification Agreement in the form of Exhibit M hereto or as otherwise agreed by AZOA, Advisors LP and PacMan (the "Indemnification Agreement"); and
                                  -------------------------

           (d) (i) Advisors LP and PIMCO shall enter into a limited liability company agreement of Pacific Investment Management Company in the form of Exhibit N hereto or as otherwise agreed by AZOA and Advisors LP (the "PIMCO
                                                                           -----

     LLC Agreement") in connection with the conversion of PIMCO into a Delaware
     -------------
     limited liability Company and Advisors LP and PIMCO Management shall obtain all requisite consents to enter into the PIMCO LLC Agreement and (ii) Advisors LP shall execute a written consent substantially on the terms set forth in Exhibit O hereto, or as otherwise agreed by AZOA and PIMCO (the "PIMCO Written Consent").
      ---------------------

     4.14 Organization of PacPartners.  Prior to Closing, Allianz GP Sub, as
          ---------------------------
managing member, and PacMan shall (i) organize PacPartners LLC as a limited liability company under the DE LLC Law, pursuant to an operating agreement that shall be reasonably acceptable to PacMan (the "PacPartners LLC Agreement"), or
                                               -------------------------
as otherwise agreed to by Allianz GP Sub and PacMan, pursuant to which each of Allianz GP Sub and PacMan shall be a founding managing member, (ii) make an initial capital contribution of $100 in exchange for one Class A LLC Unit to be issued to Allianz Advisors LP Sub and one Class B LLC Unit to be issued to PacMan and (iii) shall file of cause to be filed with the Secretary of State of Delaware a Certificate of Formation in accordance with Section 18-201 of the DE LLC Law.

     4.15 Disposition of Subsidiaries.  The Sellers shall use their reasonable
          ---------------------------
best efforts to cause Advisors LP and each other Seller, and each of their respective Subsidiaries, to dispose of control of, and control of all of its Equity Interests in, each of Columbus Circle Trust Company and PIMCO Trust Company as soon as practicable, on terms that are reasonable in light of the circumstances of the sale. "Control" means control for applicable regulatory
                             -------
purposes.

     4.16 Restructurings.  Each of the Sellers shall cooperate with AZOA to
          --------------
restructure each of NFJ Investment Group, Parametric Portfolio Associates, and Cadence Capital Management in a manner satisfactory to AZOA.

     4.17 Expenses.  Each Party will bear all expenses incurred by it in
          --------
connection with this Agreement and the Transactions; provided, however that (i)
                                                     --------  -------
AZOA shall bear 50% of the expenses incurred by Advisors LP in connection with the solicitation of shareholders of Registered Investment Companies contemplated by Section 4.01(e) and (ii) PacMan and AZOA shall each bear 50% of the expenses incurred by Holdings LP in connection with the solicitation of Holdings LP Unitholders.

     4.18 Subsidiary Action.  Whenever a Party has an obligation under this
          -----------------
Agreement to "cause" a Subsidiary of such Party or any of such Subsidiary's managing directors, officers, directors or employees, to take any action, if and to the extent that such Party's power and authority to cause such action to be taken is limited by the terms of such Subsidiary's Constituent Documents, such obligation of a Party shall be deemed an undertaking by such Party only to use such Party's reasonable best efforts to cause such action to be taken. To the extent that action on the part of a Subsidiary of a Party is necessary in order for such Party to fulfill any of its obligations under this Agreement, then each such obligation shall be deemed to include an undertaking on the part of such Party to cause such Subsidiary to take such necessary action.

     4.19 Holdings LP Unitholder Approval.  Each of the Sellers shall take, in
          -------------------------------
accordance with Applicable Law and each of their and Holdings LP's Constituent Documents, all action necessary to convene an appropriate meeting of Holdings LP Unitholders to consider and vote upon the approval and adoption of this Agreement and the Holdings LP Merger and any other matters required to be approved by Holdings LP Unitholders for consummation of the Holdings LP Merger (including any adjournment or postponement thereof, the "Holdings LP Unitholders
                                                         -----------------------
Meeting") as promptly as practicable after the Proxy Statement is cleared by the
-------
SEC. Partners GP, as General Partner of Holdings LP, shall recommend (subject only to its making a good faith recommendation in favor of a Superior Proposal permitted under Section 4.02(C) and, in connection therewith, withdrawing any prior recommendation in connection with the Holdings LP Merger) and Holdings LP shall take all reasonable, lawful action to solicit, such approval by Holdings LP Unitholders.

     4.20 Proxy Statement.  (a) Each of the Sellers shall cooperate with
          ---------------
Holdings LP to, and Holdings LP shall, prepare a proxy statement to be filed by Holdings LP with the SEC in connection with the Holdings LP Merger (including all other proxy solicitation materials of Holdings LP, the "Proxy Statement").
                                                            ---------------
Each of the Parties agrees to cooperate, and to cause its Subsidiaries to cooperate, with the other, its counsel and its accountants, in preparation of the Proxy Statement; and, promptly after clearance by the SEC, Holdings LP shall mail the Proxy Statement to the Holdings LP Unitholders.

     (b) Each of the Parties agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to Holdings LP Unitholders and at the time of the Holdings LP Unitholders Meeting, contain any statement, which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Parties further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to amend or supplement the Proxy Statement.

     (c) AZOA shall have the right to review in advance and to approve all the information relating to AZOA and any of its Affiliates proposed to appear in the Proxy Statement or any amendment or supplement thereto submitted to, the SEC in connection with the Transactions contemplated by this Agreement. In exercising the foregoing right, AZOA shall act reasonably and as promptly as practicable.

     4.21  Indemnification; Directors' and Officers' Insurance.
           ---------------------------------------------------

     (a) AZOA agrees that from the Effective Time, and for a period of six (6) years thereafter, AZOA shall not, and shall cause each of its Subsidiaries not to, amend or modify any provision of any partnership, limited liability company or indemnification agreement pursuant to which any Seller or any of its directors, officers, members, partners or other controlling persons is or may be entitled to exculpation or indemnification; and AZOA shall cause Advisors LP to honor any such provision and to pay any amounts to which such Seller or any of such affiliates of such Seller would properly be entitled thereunder.

     (b) AZOA acknowledges that Advisors LP intends to obtain an extension of directors' and officers' liability insurance for partners, members, managing members, directors and officers of Advisors LP , Partners LLC, Holdings LLC, Holdings LP, PacMan and Partners GP prior to the Effective Time (the "D&O
                                                                       ---
Insurance") for a premium of not more than $150,000 per annum and AZOA agrees
---------
that, for a period of six (6) years following the Closing, AZOA shall not take any affirmative action which causes the termination or cancellation of such extension policy unless AZOA shall replace such policy with comparable insurance coverage.

     4.22  Further Assurances.  As of the Effective Time and following the
           ------------------
Closing Date, consistent with the terms and conditions hereof, AZOA shall, and each of the Sellers shall and shall cause each of their respective Subsidiaries to, and shall use reasonable best efforts to cause its Affiliates (including for this purpose any Sponsored Investment Company) to, promptly execute, acknowledge and deliver such instruments, certificates and other documents and take such other action as a Party may reasonably require in order to carry out any of the transactions contemplated by the Transaction Documents or for a Party to obtain the benefits contemplated by any of the Transaction Documents. Following the Closing Date, the Parties shall cooperate with one another to prepare and file all documents and forms and amendments thereto as may be required by Applicable Law with respect to the Transactions.

                                   ARTICLE V

                                  Conditions

     5.01 Conditions to Each Party's Obligation to Effect the Transactions.  The
          ----------------------------------------------------------------
respective obligation of each Party to effect the Transactions is subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions:

          (a)  Governmental and Regulatory Consents.  The waiting period
               ------------------------------------
     applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated and, other than the filings provided for in Sections 2.03(b) and 2.04(b), all notices, reports, registrations and other filings required to be made prior to the Effective Time by the Sellers or Allianz or any of their respective Subsidiaries with, and all material consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Sellers or Allianz or any of their respective Subsidiaries from, any Governmental Authority (collectively, "Consents") in connection with the execution and delivery of
                     --------
     this Agreement and the consummation of the Transactions by the Sellers and AZOA shall have been made or obtained, and all associated waiting periods shall have lapsed; and none of the foregoing shall contain any conditions, restrictions or requirements which would, following the Effective Time, have a Material Adverse Effect with respect to Advisors LP.

          (b)  Holdings LP Unitholder Approval.  This Agreement shall have been
               -------------------------------
     duly adopted by the affirmative vote of Holdings LP Unitholders required in accordance with Section 17-211 of the DE Partnership Law, other Applicable Laws and the Constituent Documents of Holdings LP.

          (c)  No Injunction.  No court or other Authority of competent
               -------------
     jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Transactions (collectively, an "Order").
                                     -----

     5.02 Conditions to Obligations of AZOA.  The obligations of AZOA, Allianz
          ---------------------------------
Asset Management, Allianz Advisors LP Sub and Allianz GP Sub to effect the Transactions are also subject to the satisfaction or waiver by AZOA at or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties. Subject to the standard set forth
               ------------------------------
     in Section 3.02, each of the representations and warranties of each of the Sellers set forth in Section 3.03, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and AZOA shall have received a certificate of an executive officer or manager of each of the Sellers to such effect.

          (b)  Performance of Obligations of the Sellers.  Each of the Sellers
               -----------------------------------------
     shall have performed in all material respects all obligations required to be performed by it under this Agreement and the Transaction Documents at or prior to the Closing Date, and AZOA shall have received a certificate of an executive officer or managing director of each of the Sellers to such effect.

          (c)  Consents Under Agreements.  The Sellers shall have obtained the
               -------------------------
     consent or approval of each Person whose consent or approval shall be required under any Contract to which any of the Sellers or any of their Subsidiaries is a party, except for (i) Advisory Agreements and (ii) such Contracts for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

          (d)  Compliance with Section 15(f) of the Investment Company Act. At
               -----------------------------------------------------------
     the Effective Time: (i) at least seventy-five percent (75%) of the members of the Investment Company Boards of each Sponsored Registered Investment Company which has approved a new investment advisory contract shall not be "interested persons" (as such term is defined in the Investment Company
     Act) of that Subsidiary of Advisors LP that will act as investment adviser to such Investment Companies following the Effective Time), of Advisors LP or of any Affiliate of Advisors LP that was the investment adviser of any such Investment Company immediately preceding the Effective Time; and (ii) the requirements of Section 15(f)(1)(B) of the Investment Company Act shall have been complied with in that no "unfair burden" shall have been imposed on any of the Sponsored Registered Investment Companies as a result of this Agreement, the transactions contemplated hereunder, new Investment Company Advisory Agreements or otherwise.

          (e)  Continued Employment.  At the Effective Time, (i) (A) William H.
               --------------------
     Gross and William S. Thompson, and (B) at least 60% of the PIMCO MDs other than William H. Gross and William S. Thompson shall be employees of Advisors LP or its Affiliates or Subsidiaries, as the case may be, with executive responsibilities, and (ii) PIMCO shall have entered into Employment Agreements, substantially in the form attached hereto as Exhibit P, with each of William H. Gross and William S. Thompson (each an "Employment Agreement") and each
      --------------------
     such Employment Agreement shall be in full force and effect and shall not have been amended or modified without the prior written consent of AZOA.

          (f)  Revenue Run-Rate.  As of the Determination Date, the Revenue Run-
               ----------------
     Rate shall not be less than 75% of the Revenue Run-Rate at September 30, 1999.

          (g)  Employee Benefit Plans.  (i) Each of the PIMCO Class B Unit
               ----------------------
     Purchase Plan and the PIMCO Non-Qualified Profit Sharing Plan shall have been established by PIMCO, (ii) the Transition Retention Plan shall have been established by Advisors LP; and (iii) the PIMCO Written Consent shall have been executed by PIMCO.

          (h)  Other Agreements; Consents and Waivers.
               --------------------------------------

               (a) Each PIMCO MD who is an ETA Holder shall have entered into an amendment to his ETA as contemplated by the MD Agreement and such amendment shall not have been terminated;

               (b) AZOA and PacMan shall have entered into the Continuing Investment Agreement and such Continuing Investment Agreement shall not have been terminated;

               (c) PacMan and AZOA shall have entered into the Indemnification Agreement and such Indemnification Agreement shall not have been terminated;

               (d) Advisors LP shall have entered into an Amendment to Unit Options Agreements with all of the PIMCO MDs who hold Unit Options under the Unit Incentive Plan, substantially in the form attached hereto as Exhibit Q the ("Option Modification Agreement") and such
                                    -----------------------------
          Option Modification Agreement shall not have been terminated;

               (e) Advisors LP and PIMCO Management shall have entered into the PIMCO LLC Agreement and Advisors LP and PIMCO Management shall have obtained all requisite consents to enter into the PIMCO LLC Agreement and eliminate the rights of third parties therein, and such PIMCO LLC Agreement shall not have been terminated;

               (f) PacMan and Allianz GP Sub shall have entered into the PacPartners LLC Agreement and PacMan and Allianz GP Sub shall have obtained all requisite consents to enter into the PacPartners LLC

          Agreement, and such PacPartners LLC Agreement shall not have been terminated;

               (g) Advisors LP shall have either paid down, fully satisfied or obtained a waiver of the terms of Section 6.5(d) (Notice of Change of Control), Section 7.1 (Disposition of Assets; Mergers and Reorganizations), and Sections 10.1(c)(i) and (l) (Events of Default and Acceleration) of, the Long-Term Credit Agreement; and

               (h) Advisors LP shall have fully prepaid or refinanced its obligations under, or obtained a waiver of the terms of Section 6.5(d) (Notice of Change of Control), Section 7.1 (Disposition of Assets; Mergers and Reorganizations), and Section 10.1(c)(i) and (l) (Events of Default and Acceleration) of, the Short-Term Credit Agreement.

          (i)  Disposition of Subsidiaries.  Each of the Sellers and each of
               ---------------------------
     their Subsidiaries shall have disposed of control of, and control of all of its Equity Interests in, each of Columbus Circle Trust Company and PIMCO Trust Company as set forth in Section 4.15. "Control" means control for applicable regulatory purposes.

          (j)  Resignations.  At the request of AZOA, each Seller shall use its
               ------------
     reasonable best efforts to cause each managing director to resign as member of any management or executive committee or board of Advisors LP, Holdings LP, Partners GP and Holding LLC, each resignation to be effective at or prior to the Closing Date.

          (k)  Legal Opinion.  AZOA shall have received an opinion of Latham &
               -------------
     Watkins, dated the Closing Date, in a form reasonably satisfactory to AZOA, to the effect that (i) subject to the qualifications substantially similar to those contained in the opinion of Latham & Watkins to Advisors LP dated April 24, 1998 attached hereto as Exhibit R, Advisors LP is classified as a partnership for U.S. federal income tax purposes, (ii) Advisors LP was, for all relevant taxable periods prior to January 1, 1998, classified as an "existing partnership" within the meaning of Section 10211(c) of the Revenue Reconciliation Act of 1987 and Treasury Regulations Section 1.7704-2(b) and (iii) Holdings LP is classified as an "electing 1987 partnership" within the meaning of Section 7704(g)(2) of the Code. In rendering such opinion, Latham & Watkins may rely on representations and warranties of Advisors LP and Holdings LP.

     5.03 Conditions to Obligations of the Sellers. The obligation of the Sellers to effect the Transactions is also subject to the satisfaction or waiver by both PacMan and Partners LLC at or prior to the Effective Time of the following conditions:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of AZOA set forth in Section 3.04, subject to the standard set forth in Section 3.02, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Advisors LP shall have received a certificate of an executive officer of AZOA to such effect.

          (b)  Performance of Obligations of AZOA.  AZOA shall have performed in
               ----------------------------------
     all material respects all obligations required to be performed by it under this Agreement and the Transaction Documents at or prior to the Closing Date, and an officer of the Sellers shall have received a certificate of an executive officer to such effect.

          (c)  Support Agreements.  Allianz shall have delivered the Allianz
               ------------------
     Guarantee and the Allianz Guarantee shall not have been terminated or withdrawn.


                                  ARTICLE VI

                                  Termination

     6.01 Termination by Mutual Consent.  This Agreement may be terminated and
          -----------------------------
the Transactions may be abandoned at any time prior to the Effective Time by mutual written consent of AZOA, PacMan and Partners LLC.

     6.02 Termination by Either AZOA or the Sellers.  This Agreement may be
          -----------------------------------------
terminated and the Transactions may be abandoned at any time prior to the Effective Time by (i) AZOA or by (ii) Advisors LP, Holdings LP, PacMan and Partners LLC if (a) the Transactions shall not have been consummated by September 30, 2000 (the "Termination Date"), whether such date is before or
                         ----------------
after the date of approval by the Holdings LP Unitholders, (b) the approval of the Holdings LP Unitholders required by Section 5.01(b) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or (c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Transaction shall become final and non-appealable; provided that the right to terminate this Agreement pursuant to
                --------
clause (a) above shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately and substantially contributed to the occurrence of the failure of the Transactions to be consummated.

     6.03 Termination by AZOA.  This Agreement may be terminated by AZOA and the
          -------------------
Transactions may be abandoned at any time prior to the Effective Time, whether before or after the approval by the Holdings LP Unitholders referred to in
Section 5.01(b),

          (a) if (i) Partners GP shall have failed to recommend or shall have withdrawn or adversely modified its approval or recommendation of this Agreement, failed to reconfirm its recommendation of this Agreement or the Holdings LP Merger within five business days after a written request by Holdings LP to do so, or recommended to Holdings LP Unitholders a Superior Proposal or (ii) there has been a breach by any Seller of any representation, warranty, covenant or agreement contained in this Agreement that (x) would entitle AZOA to assert that the conditions to its obligations hereunder set forth in Section 5.02(a) or (b) have not been satisfied and (y) is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by AZOA to the Party committing such breach; or

          (b) if the Revenue Run-Rate is less than 75% of the Revenue Run-Rate as of September 30, 1999 at the end of two consecutive calendar months, provided, however, that if AZOA elects to exercise its termination right
     --------  -------
     pursuant to this clause (b), it shall give PacMan and Partners LLC prompt written notice of its intention to terminate (the "Termination Notice"),
                                                        ------------------
     which termination shall be effective upon receipt of the Termination Notice, provided, further, that if AZOA shall elect not to exercise its
             --------  -------
     termination right pursuant to this clause (b) this Agreement shall not terminate and shall remain in full force and effect and the provisions of
     Section 2.01(d)(i) shall be unaffected by such failure to exercise.

     6.04 Termination by the Sellers.  This Agreement may be terminated and the
          --------------------------
Transactions may be abandoned at any time prior to the Effective Time by the written consent of PacMan and Partners LLC:

          (a) if (i) the management board, general partner or managing member of any Seller authorizes such Seller to consummate or enter into a binding written agreement concerning, or to recommend, a transaction that PacMan and Partners LLC determine in good faith, after consultation with their advisers, constitutes a Superior Proposal, and such Seller notifies Allianz and AZOA in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (ii) AZOA does not make, within five business days of receipt of such Seller's written notification of its intention, an offer that the managing member, general partner or management board of such Seller determines, in good faith after consultation with its advisors, is at least as favorable, from a financial point of view, to the members, partners or unitholders, as the case may be, as the Superior Proposal and (iii) simultaneously with such termination such Seller pays or causes Advisors LP to pay to AZOA in immediately available funds the Termination Fee described in Section 6.06; or

          (b) if there has been a breach by AZOA of any covenant, representation, warranty or agreement contained in this Agreement that (x) would entitle PacMan and Partners LLC to assert that the conditions to its obligations hereunder set forth in Section 5.03(a) or (b) have not been satisfied and (y) is not curable or, if curable, is not cured within thirty
     (30) days after written notice of such breach is given by the PacMan and Partners LLC.

     6.05 Effect of Termination and Abandonment.  In the event of termination of
          -------------------------------------
this Agreement and the abandonment of the Transactions pursuant to this Article VI, this Agreement (other than as set forth in Sections 6.06 and 7.01) shall become void and of no effect with no liability on the part of any Party (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided
                           --------  -------
herein, no such termination shall relieve any Party of any liability or damages resulting from any wilful breach of this Agreement.

     6.06 Termination Fee.
          ---------------

          (a) Upon the occurrence of a Fee Triggering Event, Advisors LP agrees and each of the Sellers hereby agrees, jointly and severally, to pay or to cause Advisors LP to pay AZOA, and AZOA shall be entitled to payment of, a fee of $180,000,000 (the "Termination Fee"). Except as provided in Section 6.04(a),
                   ---------------
such payment shall be made to AZOA in immediately available funds within three business days after the occurrence of the Fee Triggering Event.

          (b)  The term "Fee Triggering Event" shall mean any of the following
                         --------------------
events or transactions occurring on or after the date hereof:

          (1) this Agreement is terminated by the Sellers pursuant to Section 6.04(a); or

          (2) this Agreement is terminated by AZOA pursuant to Section 6.03(a)(i) and, within 12 months after such termination, a Seller enters into a binding agreement with any Person providing for a transaction implementing an Acquisition Proposal.

          (c) Each of PacMan and Partners LLC shall notify AZOA promptly in writing of the occurrence of any Fee Triggering Event.

          (d)  The payment by any Seller of the Termination Fee provided by this
Section 6.06 shall constitute liquidated damages for any breach by any of the Sellers of this Agreement although a breach is not necessary for any payment to be required to be made under this Section 6.06.

          (e) Each of the Sellers acknowledges that the agreements contained in this Section 6.06 are an integral part of the Transactions and that, without these agreements, neither AZOA nor any of its Subsidiaries would have entered into this Agreement or any of the other Transaction Documents; accordingly, if Advisors LP fails, and the Sellers fail to cause Advisors LP, to promptly pay the amount due pursuant to this Section 6.06, and, in order to obtain such payment, AZOA or any of its Subsidiaries commences a suit which results in a judgment against the Sellers for the Termination Fee, the Sellers shall pay to AZOA its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.


                                  ARTICLE VII

                           Miscellaneous and General

     7.01 Survival.  Each of the covenants of the Sellers and AZOA set forth in
          --------
Sections 4.05(b), 4.07, 4.17, 4.18 (but only with respect to actions to be taken after Closing), 4.21 and 4.22 (but only with respect to actions to be taken after Closing) shall survive the consummation of the Transactions until the satisfaction of such covenants in accordance with each of their terms. Each of the representations and warranties of the Sellers and AZOA set forth in Sections
3.03 and 3.04, respectively, shall survive the earlier of March 31, 2001 and the publication of the first annual audited financial statements of Advisors LP and its Subsidiaries following the Closing, provided that the representations and
                                        --------
warranties contained in Section 3.03(t) (Taxes) shall survive until the
expiration of the relevant statutory periods.   Sections 7.01, 7.03, 7.04, 7.05,
7.08 and 7.10, Sections 4.08(b) (Access; Information), 4.17 (Expenses), 6.05 (Effect of Termination and Abandonment) and 6.06 (Termination Fee) shall survive the termination of this Agreement. All other covenants and agreements in this Agreement shall not survive the termination of this Agreement.

     7.02 Waiver; Amendment.  Prior to the Effective Time, any provision of this
          -----------------
Agreement may be (i) waived by the Party benefitted by the provision, (ii) amended or modified at any time, by an agreement in writing among the Parties executed in the same manner as this Agreement or (iii) amended or modified by an agreement in writing among AZOA, PacMan and Partners LLC executed in the same manner as this Agreement, provided, that no such amendment or modification
                          --------
pursuant to clause (iii) shall (A) in the case of any such amendment or modification proposed after the Holdings LP Unitholders shall have approved this Agreement and the Holdings LP Merger at the Holdings LP Unitholders Meeting, alter or change the amount or kind of consideration to be received by Holdings LP Unitholders and holders of Advisors LP Units pursuant to this Agreement without such Party's consent, (B) reasonably be expected to materially impede or delay the consummation of any of the Transactions or (C) constitute a waiver of any provision of this Agreement other than in accordance with clause (i) of this section 7.02.

     7.03 Governing Law and Venue; Waiver of Jury Trial.
          ---------------------------------------------

          (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of New York applicable to contracts made and to be performed entirely within such state (except to the extent mandatory provisions of federal law, the DE Partnership Law, the California Uniform Partnership Act or the DE LLC Law are applicable).

          (b) Each Party acknowledges and agrees that any controversy which may arise under the Transaction Documents is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to the Transaction Documents, or the Transactions. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily, and (iv) each Party has been induced to enter into the Transaction Documents to which it is a Party by, among other things, the mutual waivers and certifications in this Section 7.03.

     7.04 Notices.  Any notice, request, instruction or other document to be
          -------
given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

          if to AZOA:
          ----------

          Allianz of America, Inc.
          55 Greens Farms Road - P.O. Box 5160
          Westport, CT 06881
          Attention:  David P. Marks
          Facsimile:  (203) 221-4933

          with a copy to:
          --------------

          Allianz AG
          Koniginstr. 28
          80802 Munchen
          Attention: Dr. Joachim Faber

          with a copy to:
          --------------

          Mark J. Menting, Esq.,
          Sullivan & Cromwell,
          125 Broad Street, New York, NY  10004
          Facsimile:  (212) 558-3588

          if to Advisors LP or Holdings LP:
          --------------------------------

          PIMCO Advisors L.P.
          800 Newport Center Drive
          Newport Beach, California 92660
          Attention: Kenneth M. Poovey
          Facsimile: (949) 219-2245

          with a copy to:
          --------------

          David C. Flattum, Esq.,
          Latham & Watkins
          650 Town Center Drive, Suite 2000,
          Costa Mesa, California 92626
          Facsimile: (714) 755-8290

          if to PacMan, Partners GP or Holding LLC:
          ----------------------------------------

          Pacific Asset Management, LLC
          700 Newport Center Drive, Suite 500

          Newport Beach, California 92660
          Attention: Tom Sutton
          Facsimile:  (949) 219-5400

          with a copy to:
          --------------

          Gerry L. Kenny, Esq.
          Gibson Dunn & Crutcher
          4 Park Plaza
          Irvine, California 92614
          Facsimile: (949) 451-4220

          if to Partners LLC or Partners GP:
          ---------------------------------

          Pacific Investment Management Company
          840 Newport Center Drive, Suite 360
          Newport Beach, California 92660
          Attention: Ernest L. Schmider
          Facsimile:  (949) 720-1376

          with a copy to:
          --------------

          John D. Hardy Jr., Esq.,
          O'Melveny & Myers LLP
          400 South Hope Street
          Los Angeles, California 90071
          Facsimile:  (213) 430-6407

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     7.05 Entire Understanding; No Third Party Beneficiaries.  This Agreement
          --------------------------------------------------
and each of the other Transaction Documents represent the entire understanding of the Parties with reference to the Transactions and supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     7.06 Obligations of AZOA.  Whenever this Agreement requires a Subsidiary of
          -------------------
AZOA to take any action, such requirement shall be deemed to include an undertaking on the part of AZOA to cause such Subsidiary to take such action.

     7.07 Transfer Taxes. Any liability arising out of any real estate transfer
          --------------
or gains tax, if applicable and due with respect to the Transactions shall be borne by the appropriate Seller. All other transfer (including real estate transfer), transfer gains, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Transactions shall be paid by the appropriate Seller when due.

     7.08 Interpretation.  The table of contents and headings herein are for
          --------------
convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.

     7.09 Assignment.  This Agreement shall not be assignable by operation of
          ----------
law or otherwise; provided, however, that AZOA may designate, by written notice
                  --------  -------
to Advisors LP, another wholly-owned direct or indirect subsidiary in lieu of Advisors LP Merger Sub, Holdings LP Merger Sub or Allianz GP Sub to be merged with Advisors LP, to be merged with Holdings LP and to enter into the relevant Acquisitions, Distributions and Contributions, respectively, in which event all references herein to Advisors LP Merger Sub, Holdings LP Merger Sub or Allianz GP Sub, as the case may be, shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Advisors LP Merger Sub, Holdings LP Merger Sub or Allianz GP Sub, as the case may be, as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation and further, provided, however, that AZOA may assign, by written
                -------  --------
notice to Advisors LP, any or all of its rights and obligations under this Agreement and any other Transaction Document to another direct or indirect Subsidiary of Allianz, in which event all references herein to AZOA shall be deemed to be references to such other subsidiary, except that all representations and warranties made herein with respect to AZOA as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

     7.10 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                                      Implementation and Merger Agreement



                    PIMCO ADVISORS L.P.


                    By:  PIMCO PARTNERS, G.P., California general
                         partnership, General Partner

                         By: PIMCO PARTNERS, LLC, a California limited liability company, General Partner



                              By:  /s/ William S. Thompson
                                   ------------------------------
                                   William S. Thompson
                                   Chief Executive Officer


                         By:  PIMCO HOLDING LLC, a Delaware limited
                              liability company, General Partner

                              By:  PACIFIC ASSET MANAGEMENT LLC, a
                                   Delaware limited liability company,
                                   Member

                                   By:  PACIFIC LIFE INSURANCE
                                        COMPANY, a California life
                                        insurance company, Member

                                        By:   /s/ Khanh T. Tran
                                              -----------------------------
                                              Khanh T. Tran
                                              Chief Financial Officer


                                        By:   /s/ Audrey L. Milfs
                                              -----------------------------
                                              Audrey Milfs
                                              Secretary

                                          Implementation and Merger Agreement


                    By: PIMCO ADVISORS HOLDINGS L.P., a Delaware limited partnership, General Partner

                         By: PIMCO PARTNERS, G.P., a California general partnership, General Partner

                              By:  PIMCO PARTNERS, LLC, a California
                                   limited liability company, General Partner

                                   By:  /s/ William S. Thompson
                                      ---------------------------------------
                                        William S. Thompson
                                        Chief Executive Officer

                              By:  PIMCO HOLDING LLC, a Delaware
                                   limited liability company, General Partner

                                   By:  PACIFIC ASSET MANAGEMENT
                                        LLC, a Delaware limited liability
                                        company, Member

                                        By:  PACIFIC LIFE
                                             INSURANCE COMPANY, a
                                             California life insurance
                                             company, Member

                                             By:  /s/ Khanh T. Tran
                                                -----------------------------
                                                  Khanh T. Tran
                                                  Chief Financial Officer


                                             By:  /s/ Audrey L. Milfs
                                                -----------------------------
                                                  Audrey Milfs
                                                  Secretary

                                             Implementation and Merger Agreement


                         PIMCO HOLDING LLC


                         BY: PACIFIC ASSET MANAGEMENT LLC, a Delaware
                             limited liability company, Member

                             By:  PACIFIC LIFE INSURANCE COMPANY, a
                                  California life insurance company, Member


                                  By:    /s/ Khanh T. Tran
                                         --------------------------
                                         Khanh T. Tran
                                         Chief Financial Officer


                                  By:    /s/ Audrey L. Milfs
                                         --------------------------
                                         Audrey Milfs
                                         Secretary

                                             Implementation and Merger Agreement




                              PIMCO ADVISORS HOLDINGS L.P.


                              By: PIMCO PARTNERS, G.P., a California general partnership, General Partner



                                   By:  PIMCO PARTNERS, LLC, a California
                                        limited liability company, General
                                        Partner



                                        By: /s/ William S. Thompson
                                           -------------------------------------
                                            William S. Thompson
                                            Chief Executive Officer



                                   By:  PIMCO HOLDING LLC, a Delaware limited
                                        liability company, General Partner



                                        By: PACIFIC ASSET MANAGEMENT LLC, a
                                            Delaware limited liability company,
                                            Member


                                            By: PACIFIC LIFE INSURANCE COMPANY,
                                                a California life insurance
                                                company, Member


                                                By:  /s/ Khanh T. Tran
                                                   -----------------------------
                                                    Khanh T. Tran
                                                    Chief Financial Officer



                                                By:  /s/ Audrey L. Milfs
                                                   -----------------------------
                                                    Audrey Milfs
                                                    Secretary

                                             Implementation and Merger Agreement


                              ALLIANZ OF AMERICA, INC.


                              By:  /s/ Dr. Herming Schulte-Noelle
                                  ----------------------------------------
                                  Dr. Herming Schulte-Noelle
                                  President and Chief Executive Officer



                              By:  /s/ Dr. Diethart Breipohl
                                  ----------------------------------------
                                  Dr. Diethart Breipohl
                                  Authorized Agent

                                             Implementation and Merger Agreement




                                   ALLIANZ ASSET MANAGEMENT INC.



                                   By:  /s/ Dr. Joachim Faber
                                       -------------------------------
                                       Dr. Joachim Faber
                                       President and Chief Executive Officer

                                             Implementation and Merger Agreement

                              PACIFIC ASSET MANAGEMENT LLC


                              By: PACIFIC LIFE INSURANCE COMPANY, a California life insurance company, Member


                                   By: /s/ Khanh T. Tran
                                      ----------------------------
                                      Khanh T. Tran
                                      Chief Financial Officer



                                   By: /s/ Audrey Milfs
                                      ----------------------------
                                      Audrey Milfs
                                      Secretary

                                             Implementation and Merger Agreement


                         PIMCO PARTNERS, G.P.

                         By: PIMCO PARTNERS, LLC, a California limited liability
                             company, General Partner



                             By: /s/ William S. Thompson
                                 ----------------------------
                                 William S. Thompson
                                 Chief Executive Officer



                         By: PIMCO HOLDING LLC, a Delaware limited liability
                             company, General Partner



                             By: PACIFIC ASSET MANAGEMENT LLC, a Delaware
                                 limited liability company, Member



                                 By: PACIFIC LIFE INSURANCE COMPANY, a
                                     California life insurance company, Member



                                     By: /s/ Khanh T. Tran
                                        -------------------------------
                                        Khanh T. Tran
                                        Chief Financial Officer



                                     By: /s/ Audrey L. Milfs
                                        -------------------------------
                                        Audrey Milfs
                                        Secretary

                                             Implementation and Merger Agreement


                         PIMCO PARTNERS LLC


                         By:   /s/ William S. Thompson
                             --------------------------
                             William S. Thompson
                             Chief Executive Officer

                                             Implementation and Merger Agreement



                         PACIFIC INVESTMENT MANAGEMENT COMPANY



                         By:     /s/ William S. Thompson
                               ---------------------------
                               William S. Thompson
                               Chief Executive Officer